                                AMENDMENT NO. 1
                  TO ASSET PURCHASE AND CONTRIBUTION AGREEMENT

     THIS AMENDMENT NO. 1 (the "Amendment") TO THE ASSET PURCHASE AND CONTRIBUTION AGREEMENT (the "Agreement") dated as of February 22, 1996 by and among NATIONAL DATA CORPORATION, a Delaware corporation ("NDC"), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("Seller"), and GLOBAL PAYMENT SYSTEMS LLC (formerly known as POS ACQUISITION COMPANY LLC) ("Newco"), a Georgia limited liability company, is effective as of the 31st day of March, 1996, and is by and among NDC, SELLER, NEWCO, NATIONAL DATA PAYMENT SYSTEMS, INC., a New York corporation ("NDPS"), NATIONAL DATA CORPORATION OF CANADA, LTD., a Canadian corporation ("NDCC"), GLOBAL PAYMENT HOLDING COMPANY, a Delaware corporation ("GPHC"), NDC INTERNATIONAL, LTD. ("NDCI") and GPS HOLDING LIMITED PARTNERSHIP ("Holding"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

                                  WITNESSETH:

     WHEREAS, NDC, Seller and Newco entered into the Agreement to provide for the sale and contribution by Seller to Newco of certain assets utilized in Seller's Indirect Merchant Network Business and the contribution by NDC of certain assets utilized in Parent's Indirect Merchant Network Business; and

     WHEREAS, NDC desires to effect its obligation to transfer all of its rights, title and interest in and to the Parent Contributed Assets to Newco indirectly rather than directly as contemplated by the Agreement; and

     WHEREAS, NDC desires to effect such indirect transfer by:

     (a) first transferring to Holding and to GPHC, in return for all of the stock of Holding and a general partnership and a portion of the limited partnership interest in Holding, all of NDC's rights, title and interest in and to the Parent Contributed Assets (other than such portion of the Parent Contributed Assets as is described in the succeeding clause (b)); and then transferring and contributing its limited partnership interest in Holding to GPHC (such that NDC will then hold solely a one percent (1%) general partnership interest in Holding and GPHC will hold a ninety-nine percent (99%) limited partnership interest in Holding); and

     (b) causing NDPS, NDCC and NDCI to transfer and assign directly to Newco, in return for Membership Interests in Newco (in accordance with the provisions of the Operating Agreement attached hereto as Exhibit D), certain assets held by NDPS, NDCC and NDCI which are utilized in Parent's Indirect Merchant Network Business (including the stock of 3245098 Canada Inc., a wholly-owned subsidiary of NDCC to which NDCC shall have contributed immediately prior to the Closing all of its assets which constitute Parent Contributed Assets); and

     WHEREAS, each of NDC, Seller and Newco desires to amend the Agreement on the following terms, and each of NDPS, NDCC, GPHC, NDCI and Holding desires to become a party to the Agreement, as amended hereby; and

     WHEREAS, Section 16.7 of the Agreement provides that amendments to the Agreement shall be in writing;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Introductory Paragraph. The first paragraph of the Agreement is hereby amended to add NDPS, NDCC, GPHC, NDCI and Holding as parties to the Agreement, and the definition of "Parent" is hereby amended to mean, collectively and individually, NDC, NDPS, NDCI, NDCC, GPHC and Holding;

     2. Recitals. The second and fourth recitals are hereby amended to read in their entirety, as follows:

     (a) Second Recital.

          "WHEREAS, Parent is currently engaged in the business of providing electronic transaction processing services involving the authorization (including voice authorization), capture, settlement and clearing of transactions involving Credit Cards, check verification, cash management, electronic data interchange, electronic tax payment and filing, and other ancillary services directly ("Parent's Direct Merchant Network Business") and indirectly (including through Modular Data, Inc., a wholly owned subsidiary of NDC ("MDI") and 3245098 Canada, Inc., a wholly-owned subsidiary of NDCC ("NDCC Sub" and, together with MDI, hereinafter collectively defined as "Subsidiary")) ("Parent's Indirect Merchant Network Business") to Merchants through utilization of an electronic telecommunications and computer network;"

     (b) Fourth Recital.

           "WHEREAS, certain assets utilized in providing support services to Parent's Direct and Indirect Merchant Network Business, including certain assets held by NDPS, will be included in the assets to be contributed by Parent;"

     3. Section 1.3. Section 1.3(d) and Section 1.3(j) are hereby amended to read in their entirety as follows:

           "(d) All of Parent's and Subsidiary's rights and interests under the terms of the contracts, agreements, personal property leases, license agreements, warranties, commitments, arrangements, credit guaranties and purchase and sales orders to which it is a party which principally relate to Parent's Indirect Merchant Network Business, whether oral or written, and pursuant to which Parent or Subsidiary enjoys any right or benefit, including the assignment of telephone numbers identified in SECTION 1.3(D) OF THE PARENT DISCLOSURE MEMORANDUM and any agreements pursuant to which Parent or Subsidiary has received any revenues reflected in the Parent Financial Statements (as hereinafter defined) or will receive any revenues through the Closing Date that would be reflected in financial statements prepared for Parent's Indirect Merchant Network Business using the accounting principles and conventions employed in preparing the Parent Financial Statements, together with the rights of Parent and Subsidiary to receive income in respect of such contracts, agreements, license agreements, warranties, commitments, arrangements (individually, a "Parent Contract" and collectively, the "Parent Contracts"), except (i) those Contracts identified in SECTION 1.3(D) OF THE PARENT DISCLOSURE MEMORANDUM, (ii) Parent's or Subsidiary's lease and usage agreements for telecommunication services, (iii) those Parent Contracts or rights under the Parent Contracts that relate solely to Parent Excluded Assets or Parent Excluded Liabilities, and (iv) those Parent Contracts of NDCI relating to shared-environment processing identified on Exhibit J hereto (the Contracts described in (i), (ii), (iii) and (iv) are hereinafter collectively referred to as the "Parent Excluded Contracts");"

           "(j) The outstanding common stock of MDI and NDCC Sub."

     4. Section 1.4. Section 1.4 is hereby amended to add a new subsection 1.4(m) as follows:

           "(m) The limited partnership interests in Holding held by GPHC."

     5. Section 2.5.

     (a) Section 2.5(d) and Section 2.5(e) are hereby amended to read in their entirety as follows:

           "(d) NDC shall loan funds to Newco or obtain other loans for Newco or secure funds for Newco through any combination of the foregoing so that Newco will have sufficient funds at the Closing Date to pay the Purchase Price; and"

           "(e) NDC and Newco will enter into services agreements substantially in the form of Exhibit C (the "Parent Services Agreement") governing the provision (i) by NDC of certain services, including telecommunications and general management and administrative services, and (ii) by Newco of certain support services required by Parent and its subsidiaries."

     (b) Section 2.5 is also amended to add new subsections (f), (g), and (h) as follows:

           (f) NDCI shall grant Newco an exclusive, fully paid, royalty-free and transferable license to its "PC NETS" software substantially in the form of Exhibit K hereto;

           (g) NDCI shall sublease to Newco the real property (and the furniture, fixtures, equipment and improvements located thereon owned by
      NDCI) leased by NDCI in Peterborough Cambridgeshire, England for the term of such lease pursuant to a sublease substantially in the form of Exhibit L hereto (the "NDCI Sublease");

           (h) NDCI and Newco shall enter into a service agreement substantially in the form of Exhibit M hereto governing the provision by Newco of certain services required by NDCI (the "NDCI Service Agreement") which shall provide that Newco shall charge, and NDCI shall pay, reasonable rates for such services, subject to increase as required such that Newco will not incur a loss in connection with providing such services."

     5. Section 4.1. Section 4.1 is hereby amended to read in its entirety as follows:

     "4.1 Issuance of Membership Interests. Subject to the provisions of this Agreement, at the Closing, Newco shall deliver (i) to Holding, NDCC, NDCI and NDPS in exchange for their respective portions of the Parent Contributed Assets, certificates representing, in the aggregate, a ninety-two and one-half percent (92.5%) membership interest in Newco, with each of their respective membership interests in Newco to be in the amount set forth beside their name in Exhibit B hereto, and (ii) to Seller in exchange for the Seller Contributed Assets, a certificate representing a seven and one-half percent (7.5%) membership interest in Newco."

     6. Section 4.2. Section 4.2 is hereby amended to read in its entirety as follows:

           "4.2 Operating Agreement. Subject to the terms of this Agreement, at the Closing, NDC and MDI shall withdraw as members of Newco, and Seller, Holding, NDPS, NDCC and NDCI will enter as the sole members of Newco into an Operating Agreement describing the term, management, termination and other provisions governing Newco and the authorities and duties of its members and managers, in substantially the form of Exhibit D hereto (the "Operating Agreement")."

     7. Article 7. The first sentence of Article 7 is hereby amended to read as follows: "NDC, NDPS, NDCI, NDCC and Holding hereby represent and warrant, jointly and severally, to Seller as follows:".

     8. Articles 13 and 14.

           (a) Sections 13.1(a), 13.3, 13.4 (except for the first and third sentences of Section 13.4(d)), 13.7, 13.9 (except for 13.9(c)) and 14.1 are hereby amended by replacing the word "Parent" at every place it appears in such Sections with the term "NDC". In addition, Section 14.1(d) is hereby amended by replacing the first three words in such section with the words "by either NDC or Seller".

           (b) Article 13 is hereby amended to add a new Section 13.13 as follows:

                  "Section 13.13.  NDCI Service Agreement.  Newco shall be paid reasonable fees in connection with providing services to NDCI in connection with the NDCI Service Agreement, such that Newco's costs in connection with providing such services shall not exceed the fees paid to Newco by NDCI in connection with such services. In the event and to the extent that NDCI is unable or otherwise fails to meet its obligations described in the preceding sentence in a timely manner, NDC shall be obliged to do so."

     9. Exhibits. Exhibits D and G shall be revised to reflect the changes set forth herein in the forms attached hereto as Exhibits D and G, respectively. Exhibits J, K, L and M called for by this Amendment shall be in the forms attached hereto as Exhibits J, K, L and M, respectively.

     10. Parent Disclosure Memorandum. SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM shall be deemed automatically amended by this Amendment to delete all references to the Contracts relating to shared-environment processing identified on Exhibit J hereto, which deletion shall be deemed to have been made immediately prior to the time of the initial delivery of the Parent Disclosure Memorandum.

     11. Waiver and Consent. Seller hereby waives any limitations or restrictions contained in the Agreement regarding the transactions described herein and consents to such transactions as described herein; provided, however, that such waiver and consent is not intended, and shall not be construed, to constitute a waiver or consent to any action or failure to act which would put either Seller or Newco in a worse economic position than if the transactions contemplated by this Amendment had not been entered into.

     12. Miscellaneous.

           (a) Agreement. Except as expressly amended by this Amendment, the Agreement shall be and remain in full force and effect, unamended, unaltered and unmodified in any way or manner whatsoever, and each of the parties hereto ratifies and confirms the Agreement in all respects.

           (b) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized signatory, effective as of the date first set forth above.


                                        MASTERCARD INTERNATIONAL
                                        INCORPORATED



                                        By: /s/ William I Jacobs
                                            --------------------------------
                                            William I Jacobs
                                            Executive Vice President



                                        NATIONAL DATA CORPORATION


                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            E. Michael Ingram
                                            Senior Vice President


                                        GLOBAL PAYMENT SYSTEMS LLC


                                        By: GPS Holding Limited Partnership,
                                              a Member

                                        By: National Data Corporation,
                                              its General Partner

                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            E. Michael Ingram
                                            Senior Vice President


                                        GPS HOLDING LIMITED PARTNERSHIP


                                        By: National Data Corporation,
                                              its General Partner

                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            E. Michael Ingram
                                            Senior Vice President


  THIS IS THE FIRST SIGNATURE PAGE OF THE AMENDMENT TO THAT CERTAIN ASSET
      PURCHASE AND CONTRIBUTION AGREEMENT DATED AS OF FEBRUARY 22, 1996

                                        NATIONAL DATA CORPORATION OF
                                        CANADA, LTD.



                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            Name: E. Michael Ingram
                                            Title: Secretary


                                        NATIONAL DATA PAYMENT SYSTEMS, INC.




                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            Name: E. Michael Ingram
                                            Title: Secretary


                                        NDC INTERNATIONAL, LTD.




                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                            Name: E. Michael Ingram
                                            Title: Secretary



  THIS IS THE SECOND SIGNATURE PAGE OF THE AMENDMENT TO THAT CERTAIN ASSET
      PURCHASE AND CONTRIBUTION AGREEMENT DATED AS OF FEBRUARY 22, 1996

                                        GLOBAL PAYMENT HOLDING COMPANY




                                        By: /s/ Marion P. Stevenson
                                            --------------------------------
                                            Name: Marion P. Stevenson
                                            Title: President



  THIS IS THE SECOND SIGNATURE PAGE OF THE AMENDMENT TO THAT CERTAIN ASSET
      PURCHASE AND CONTRIBUTION AGREEMENT DATED AS OF FEBRUARY 22, 1996

                         EXHIBITS TO AMENDMENT NO. 1 TO
                   ASSET PURCHASE AND CONTRIBUTION AGREEMENT



EXHIBIT LETTER              EXHIBIT NAME
- --------------  ------------------------------------
  Exhibit D         Form of Operating Agreement
  Exhibit G     Form of Opinion of Counsel to Parent
  Exhibit J         Shared Environment Contracts
  Exhibit K           Form of Software License
  Exhibit L               Form of Sublease
  Exhibit M       Form of NDCI Services Agreement

                                                                     EXHIBIT D


                              OPERATING AGREEMENT

                                       OF

                           GLOBAL PAYMENT SYSTEMS LLC






                              AS OF MARCH 31, 1996

                               TABLE OF CONTENTS



                                                                                    Page
                                                                                    ----
Article 1   Definitions ..........................................................   1
Article 2   Formation of Company .................................................   9
Article 3   Name and Principal Office of Company; Registered Agent;
            Statutory Compliance..................................................   9
     3.1         Name  9
     3.2    Principal Office and Place of Business; Registered Agent .............   9
     3.3    Statutory Compliance .................................................   10
Article 4   Purpose of Company; Use of Company Assets; Title to Property;
            Limited Liability of Members..........................................   10
     4.1    Company Purposes .....................................................   10
     4.2    Title to Property ....................................................   10
     4.3    Limited Liability of Members .........................................   10
Article 5   Duration of Company ..................................................   10
Article 6   Percentage Ownership Interests; Net Earnings Interest; Certificates ..   11
     6.1    Percentage Ownership Interest ........................................   11
     6.2    Net Earnings Interest ................................................   11
     6.3    Certificates; Authorized Units .......................................   11
Article 7   Capital of Company ...................................................   12
     7.1    Contribution by MasterCard ...........................................   12
     7.2    Contribution by the National Data Members ............................   12
     7.3    MasterCard Purchased Assets ..........................................   12
     7.4    Capital Accounts .....................................................   12
     7.5    Interest On and Return of Capital ....................................   13
     7.6    No Third-Party Rights ................................................   13
Article 8   Additional Financial Contributions ...................................   14
     8.1    Working Capital Commitment ...........................................   14
     8.2    Additional Funds for Company .........................................   14
Article 9   Allocation of Profits and Losses .....................................   14
     9.1    Net Profit ...........................................................   15
     9.2    Allocation of Sale Gain ..............................................   15
     9.3    Net Loss and Sale Loss ...............................................   15
     9.4    Book Depreciation ....................................................   15
     9.5    Section 704(c) Allocation ............................................   16
     9.6    Limitation on Net Loss Allocation ....................................   16
     9.7    Qualified Income Offset ..............................................   16


     9.8    Gross Income Allocation ..............................................   16
     9.9    Minimum Gain and Member Minimum Gain Chargeback ......................   16
     9.10   Member Nonrecourse Deductions ........................................   17
     9.11   Target Final Balances ................................................   17
     9.12   Tax Allocations ......................................................   17
Article 10  Distribution of Company Property .....................................   17
     10.1   Annual Distributions .................................................   17
     10.2   Net Sales Proceeds ...................................................   18
     10.3   Consent to Distributions .............................................   18
     10.4   Withholding ..........................................................   18
Article 11  Management of Company ................................................   18
     11.1   Board of Directors ...................................................   18
     11.2   Initial Board of Directors ...........................................   19
     11.3   Meetings of Board of Directors .......................................   19
     11.4   Action by Board of Directors .........................................   19
     11.5   Expenses and Compensation of Board of Directors ......................   21
     11.6   Restrictions on Authority of Board of Directors ......................   21
     11.7   Voting Rights of Members .............................................   22
     11.8   Authority of Members; Meetings; Action by Members Without a Meeting...   22
     11.9   Waiver of Notice .....................................................   22
     11.10  Officers .............................................................   22
     11.11  Removal of Officers ..................................................   23
     11.12  Compensation for Services ............................................   23
     11.13  Liability of the Members, Officers and Directors .....................   23
     11.14  Indemnity ............................................................   23
Article 12  Related Party Transactions ...........................................   23
Article 13  Banking ..............................................................   24
Article 14  Accounting; Appraisal ................................................   24
     14.1   Books of Account .....................................................   24
     14.2   Method of Accounting .................................................   24
     14.3   Financial and Operating Statements ...................................   24
     14.4   Income Tax Returns ...................................................   25
     14.5   Tax Matters Partner ..................................................   25
Article 15  Conversion of the Company ............................................   25
Article 16  Admission of Additional Members ......................................   26
Article 17  Withdrawals ..........................................................   26
Article 18  Transfer of Members' Interests; Admission of Additional Members ......   27
     18.1   Transfers of Members' Interests ......................................   27
     18.2   Section 754 Election .................................................   28


Article 19  Damages ..............................................................   28
Article 20  Put Rights ...........................................................   28
     20.1   Put Right ............................................................   28
     20.2   Exercise of Put Right ................................................   28
     20.3   Determination of Put Price ...........................................   29
     20.4   Payment of Put Price .................................................   29
Article 21  Right to Compel Sale; Right to Participate in Sale ...................   30
     21.1   Obligation to Sell ...................................................   30
     21.2   Right to Participate in Sale .........................................   31
     21.3   Consideration ........................................................   31
     21.4   Withdrawal from Sale .................................................   32
     21.5   Participation by MasterCard ..........................................   32
     21.6   Priorities and Termination ...........................................   32
Article 22  Arbitration ..........................................................   33
     22.1   Location and Governing Rules .........................................   33
     22.2   Selection of Arbitrators .............................................   33
Article 23  Dissolution and Liquidation of the Company ...........................   33
     23.1   Dissolving Events ....................................................   33
     23.2   Method of Liquidation ................................................   34
     23.3   Reasonable Time for Liquidating ......................................   34
     23.4   Date of Liquidation ..................................................   34
     23.5   Right to Continue Business ...........................................   34
Article 24  General Provisions ...................................................   34
     24.1   Waiver of Right of Partition .........................................   34
     24.2   Notices...............................................................   35
     24.3   Modifications ........................................................   36
     24.4   Binding Effect .......................................................   36
     24.5   Counterparts .........................................................   36
     24.6   Construction .........................................................   36
     24.7   Exhibits .............................................................   36
     24.8   Sections .............................................................   37
     24.9   Time of Essence ......................................................   37
     24.10  Additional Documents and Acts ........................................   37
     24.11  Terms.................................................................   37
     24.12  Severability .........................................................   37
     24.13  Complete Agreement ...................................................   37
     24.14  Legend................................................................   37

                             OPERATING AGREEMENT OF
              GLOBAL PAYMENT SYSTEMS LLC LIMITED LIABILITY COMPANY


     THIS AGREEMENT is made and entered into as of this 31st day of March, 1996, by and between MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("MasterCard"), GPS HOLDING LIMITED PARTNERSHIP, a Georgia limited partnership ("GPS"), NATIONAL DATA CORPORATION OF CANADA, LTD., an Ontario Canada corporation ("NDC Canada"), NATIONAL DATA CORPORATION, a Delaware Corporation ("National Data"), NDC INTERNATIONAL, LTD., a Georgia Corporation ("NDCI") and NATIONAL DATA PAYMENT SYSTEMS, INC., a New York corporation ("NDPS");

                         W  I  T  N  E  S  S  E  T  H:

     WHEREAS, National Data has formed a limited liability company under the provisions of the Georgia Limited Liability Company Act for the limited purposes hereinafter described and desires to admit MasterCard, GPS, NDC Canada, NDCI, and NDPS as members on the terms hereinafter described, with Modular Data, Inc. and National Data withdrawing as members without having put any assets in Company;

     WHEREAS, National Data is the ultimate parent Company of GPS, NDC Canada, NDCI and NDPS, and National Data is vitally interested in Company, has undertaken several obligations with respect to Company, and is joining in this Agreement to recognize such obligations; and

     WHEREAS, the parties hereto desire to set forth their respective rights, duties and responsibilities with respect to the Company;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual promises, obligations and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     For purposes of this Agreement, each of the following terms, when used in the singular or plural form, shall have the meaning hereinafter provided:

     1.1 "AAA" has the meaning set forth in Section 22.1.

     1.2 "ACT" means the Georgia Limited Liability Company Act, as it may be amended from time to time.

     1.3 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, as of any particular date, the deficit balance, if any, in such Member's capital account as of such date, as determined in the manner provided in Section 7.4 hereof and by then adjusting such capital account as so determined as follows:

          (a) such capital account shall be increased to reflect the amounts, if any, which such Member is deemed to be obligated to restore pursuant to Treasury Regulations Section Section 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) such capital account shall be reduced to reflect any items described in Treasury regulations Section Section
     1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition shall be interpreted in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

     1.4 "ADJUSTMENT EVENT" means a Conversion.

     1.5 "AFFILIATE" means, with respect to any Entity, an Entity controlling, controlled by or under common control with such original Entity.

     1.6 "APPROVAL OF" or "APPROVED BY THE BOARD OF DIRECTORS" means the affirmative vote of a majority of Directors then in office, provided, however, unless waived by GPS , such approval must include the affirmative vote of at least one (1) of the three (3) Directors designated by the National Data Members.

     1.7 "APPROVE," "APPROVED," or "APPROVAL" means, as to the subject matter thereof and as the context may require or permit, an express ratification or approval contained in a written statement signed by or on behalf of an approving Entity.

     1.8 "ARTICLES" means the Articles of Organization of the Company dated February 21, 1996, as amended hereafter.

     1.9 "BANKRUPTCY OF A MEMBER" means (a) a general assignment for the benefit of creditors by a Member; (b) the insolvency of a Member (the term "insolvency" means the inability of the party to pay its debts as they come due in the ordinary course of its business) which continues for more than sixty
(60) consecutive days after notice thereof has been given to the insolvent party by the complaining Member; (c) the appointment of a receiver, trustee or custodian for all or any substantial part of the property and assets of a Member in, or the commencement by a Member of, any voluntary proceeding under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights which is not dismissed within sixty (60) days thereafter; or (d) the entry against a Member of any "order for relief" or of any other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against a Member under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights, but only if such order, judgment or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

     1.10 "BANKRUPTCY OF THE COMPANY" means (a) a general assignment by the Company for the benefit of creditors, (b) the appointment of a receiver, trustee or custodian for all or any substantial part of the Company's property and assets which is not dismissed within sixty (60) days thereafter, (c) the entry of any "order for relief" against the Company in, or the commencement by the Company of, any voluntary proceeding under present or future federal bankruptcy laws or
                                     - 2 -
under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights which is not dismissed within sixty (60) days thereafter, or (d) the entry against the Company of any "order for relief" or any other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against the Company under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights, but only if such order, judgment or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

     1.11 "BENEFICIAL OWNER", "BENEFICIAL OWNERSHIP", BENEFICIALLY OWN and "BENEFICIALLY OWNED" have the meanings contemplated by Rule 13d-3 under the Exchange Act.

     1.12 "BOARD OF DIRECTORS" means the Board of Directors established pursuant to Article 11 hereof and having the powers and duties delegated to it by the Members as set out in this Agreement; provided, however, that it is mutually agreed and understood that the management and control of the Company is vested exclusively in the Members in the manner and under the terms provided in this Agreement, and that the Board of Directors does not constitute, for the purposes hereof, a separate managing Entity, but rather is a body of agents appointed as set forth in Article 11 by the Members and represents the administrative mechanism chosen by the Members to exercise absolute management and control of the Company.

     1.13 "BOOK DEPRECIATION" means, for each Fiscal Year, an amount computed for each asset equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to such asset for such year or other period, except that if the Book Value of such asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero because the basis of such asset has been fully recovered, Book Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by Approval of the Board Of Directors. All computations with respect to assets contributed or deemed contributed to the Company called for herein shall be made in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

     1.14 "BOOK VALUE" means, as of any particular date, the asset's adjusted basis for federal income tax purposes, except that with respect to any asset contributed or deemed contributed to the Company the initial Book Value shall be the agreed-upon fair market value thereof as reflected by the values determined for purposes of valuing the Capital Account of the contributing Member with respect to such asset. With respect to the National Data Group Contributed Assets and the MasterCard Contributed Assets, the Book Values thereof shall be as set forth in the Purchase Agreement and as set forth in Sections 7.1 and 7.2 and with respect to all other circumstances the Book Value of contributed assets shall be determined by Approval of the Board of Directors. The Book Value of any Company assets distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by Approval of the Board of Directors, provided the determination of the value of assets distributed to a Member having a Majority in Interest shall be subject to the related party transaction provisions of Article 12. The Book Value of Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition (other than a pro rata acquisition by existing Members) of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of capital to the Company and other than occurring in the first six (6) months of this Company, (b) the distribution other than a pro rata distribution to existing Members by the Company to any Member of more than a de minimis amount of assets as consideration for an interest in the Company; (c) the liquidation of the Company; and (d) a Conversion.

     1.15 "BREACH" means a breach by a Member of any provision of this Agreement, the Purchase Agreement, or the Parent Services Agreement which remains uncured for a period of thirty (30) days after receipt of written notice of such breach from another Member.

     1.16 "BUSINESS" means the business of providing electronic transaction processing services involving the authorization (including voice authorization) and capture, settlement and clearing of transactions involving credit, debit and similar cards through utilization of an electronic telecommunications and computer network indirectly to persons or entities that honor credit, debit and similar cards through banks and other associations and institutions that participate in the handling of transactions involving credit, debit and similar cards throughout the United States as well as check verification, cash management, electronic data interchange, electronic tax payment and filing, and other ancillary services directly and indirectly to merchants through utilization of an electronic telecommunications and computer network and any other legal business or businesses in any area or areas Approved by the Board of Directors.

     1.17 "CAPITAL ACCOUNT" or "CAPITAL ACCOUNT" has the meaning set forth in
Section 7.4 hereof.

     1.18 "CHANGE IN CONTROL" means any transaction, other than an IPO, whereby, directly or indirectly, National Data Group ceases to be the largest Beneficial Owner of Company, or after a Conversion, its successor.

     1.19 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. All references herein to specific sections of the Code shall be deemed to refer also to corresponding provisions of any succeeding law.

     1.20 "COMPANY" means Global Payment Systems LLC, a Georgia limited liability company operated pursuant to this Agreement.

     1.21 "CONVERSION" means a change in the legal status of the Company from a limited liability company into a business corporation organized under the laws of Delaware or one of the other United States, in such form and manner (including, without limitation, by merger, reorganization, liquidation, transfer of Membership Interests or assets of the Company, or by any other means permissible under applicable law) and with such classes of stock having such rights, preferences and other terms as may be approved by a Majority in Interest; provided, however, that immediately following the effective time of the Conversion, the interests of the Members in the corporation into which Company is converted shall be exactly proportionate to their Percentage Ownership Interest immediately prior to such effective time.

     1.22 "COST OF FUNDS" means, with respect to any loan made by any member of the National Data Group (or any Affiliate thereof,) to the Company, a variable rate equal to (a) the lowest rate of interest reasonably available to that Entity for Available Loans of the same term and having the same collateral (if any), either individually or pursuant to a larger credit facility (the "Senior Credit Agreement") or (b) if there shall be no Senior Credit Agreement in existence, the rate applicable to the 13 week Treasury Bill as published in the Wall Street Journal (or other
                                     - 4 -
nationally recognized business publication in the event the Wall Street Journal is not published) on the first Monday of each month. "Available Loans" means any loans pursuant to which such Entity can draw down funds at the time any such loan is made to Company.

     1.23 "DIRECTOR" has the meaning set forth in Section 11.1 hereof.

     1.24 "DISABLING EVENT" means the dissolution of a Member or the Bankruptcy of a Member.

     1.25 "ENTITY" means any person, corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust or other business entity or organization.

     1.26 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     1.27 "FISCAL YEAR" means the annual period of the Company for purposes of accounting and tax reporting selected by Approval of the Board of Directors. The first Fiscal Year shall commence on the date hereof, and each succeeding Fiscal Year shall commence on the date immediately following the last day of the immediately preceding Fiscal Year, unless otherwise Approved by the Board of Directors. Each Fiscal Year shall end on the earliest to occur after the commencement of such Fiscal Year of (a) the Fiscal Year end, or (b) the date on which the Company is liquidated under Section 23.4 hereof.

     1.28 "IPO" means (a) a public offering of equity securities of the Company, or its successor after a Conversion, that is effected through a firm commitment underwriting and pursuant to a registration statement declared effective under the Securities Act of 1933; (b) a distribution of equity securities of the Company, or its successor after a Conversion, by National Data to its shareholders; (c) a distribution of equity securities of all of the businesses of National Data and subsequent merger of the Company, or its successor after a Conversion, with and into National Data; or (d) any other transaction which has the effect of causing the equity securities or additional equity securities of the Company, or its successor after a Conversion, to become publicly traded in an established market, including but not limited to a transaction with another Entity.

     1.29 "LAST DAY" has the meaning set forth in Section 9.2 hereof.

     1.30 "LIQUIDATION PROCEEDS" means all cash or other assets held by the Company at the time of the happening of a dissolving event described in Section
23.1 hereof and all cash or other assets received by the Company after the happening of such dissolving event (irrespective of whether such cash or other assets were or would otherwise have been considered Net Cash Flow or Net Sales Proceeds under the terms of this Agreement).

     1.31 "MAJORITY IN INTEREST" means Members owning more than fifty percent (50%) of the Percentage Ownership Interests, or, with respect to its successor after a Conversion, more than 50% of the voting common stock.

     1.32 "MANAGER" has the meaning set forth in the Act.

     1.33 "MASTERCARD" means MasterCard International Incorporated, a Delaware corporation, and any permitted transferees of MasterCard's Membership Interest pursuant to Article 18 hereunder.

     1.34 "MASTERCARD CONTRIBUTED ASSETS" has the meaning ascribed to the term "Seller Contributed Assets" in the Purchase Agreement.

     1.35 "MASTERCARD PURCHASED ASSETS" has the meaning ascribed to the term "Purchased Assets" in the Purchase Agreement.

     1.36 "MEMBER" means MasterCard, each Entity which is a member of the National Data Group, each Entity that acquires all or any percentage (excluding the acquisition of only an Economic Interest) of the respective Membership Interests originally issued to any of the foregoing, and any Entity admitted as a Member with respect to newly issued Membership Interests. Any Entity ceases to be a Member when the Entity no longer owns any Membership Interest or when the Entity withdraws from the Company in accordance with this Agreement.

     1.37 "MEMBERSHIP INTEREST" means all of those rights (including rights to Net Cash Flow, Net Sales Proceeds and other distributions and rights to participate in the management of the Company) and duties held by a particular Member as defined herein and under applicable law.

     1.38 "MINIMUM EQUITY" means, with respect to MasterCard, a Percentage Ownership Interest or the equivalent equity of a successor after a Conversion equal to 50% times the result of its initial Percentage Ownership Interest or the equivalent equity of a successor after a Conversion less any dilution therein from the issue of new Membership Interests or the equity of a successor after a Conversion.

     1.39 "NATIONAL DATA" means National Data Corporation, a Delaware corporation.

     1.40 "NATIONAL DATA GROUP" means collectively the National Data Members and National Data.

     1.41 "NATIONAL DATA GROUP CONTRIBUTED ASSETS" has the meaning ascribed to the term "Parent Contributed Assets" in the Purchase Agreement.

     1.42 "NATIONAL DATA MEMBER" means each of GPS, NDC Canada, NDCI, NDPS, and any permitted transferees of the Membership Interest of any of those Entities pursuant to Article 18 hereunder. Any action to be taken by the National Data Members shall be done by GPS and any writing signed by GPS shall be binding on all National Data Members as if signed by all such Members.

     1.43 "NDCI SERVICE AGREEMENT" has the meaning ascribed to the term "NDCI Service Agreement" in the Purchase Agreement.

     1.44 "NET CASH FLOW" means, for any given period, all receipts (including working capital loan proceeds) from the conduct of the business of the Company for such period, from whatever source derived (but specifically excluding any Net Sale Proceeds), which are available for distribution by the Company following (a) the payment of all operating, debt service and capital expenses of the Company for such period to the extent not paid from reserves (including, without limitation, any principal and interest due during any such period with respect to any debt of the

Company), and (b) the establishment or replenishment, as deemed reasonably necessary by Approval of the Board of Directors, of reserves for taxes, debt service, maintenance, repairs and other expenses and other working capital requirements of the Company or for contingent and unforeseen liabilities of the Company, or for any other Company purpose.

     1.45 "NET EARNINGS" means for each Fiscal Year the net operating earnings of the Company, before extraordinary gains or losses, as computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). Such extraordinary gains or losses are those that are reported separately as extraordinary pursuant to GAAP.

     1.46 "NET EARNINGS INTEREST" has the meaning set forth in Article 6.

     1.47 "NET PROFIT" and/or "NET LOSS" means, for each Fiscal Year, the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code and Treasury Regulation Section 1.703-1. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss, but with any adjustments required by Treasury Regulations Section 1.704-1(b) and the following adjustments:

          (a) any tax-exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be taken into account in computing such taxable income or taxable loss as if it were taxable income;

          (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code for such Fiscal Year, including any items treated under Treasury Regulation Section 1.704-1(b)(2)(iv)(i) as items described in
     Section 705(a)(2)(B) of the Code, shall be taken into account in computing such taxable income or taxable loss as if they were deductible items;

          (c) in lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation for such Fiscal Year or other period;

          (d) any gain or loss included in the computation of Sale Gain or Sale Loss shall not be included in the computation of Net Profit or Net Loss and any other gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset is different;

          (e) any item of income, gain, loss or deduction that is required to be allocated to the Members under Section 9.4, 9.5, 9.7, 9.8, 9.9 or 9.10 hereof shall not be taken into account in computing such taxable income or taxable loss.

If the Company's taxable income or taxable loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Net Profit for such Fiscal Year; and if negative, such amount shall be the Company's Net Loss for such Fiscal Year.

     1.48 "NET SALES PROCEEDS" means (a) the net proceeds from all sales and other dispositions of all or any part of the assets of the Company (other than a sale or exchange of a de minimis portion of the Company's assets occurring in the ordinary course of business), less any reserves established by the Board of Directors, and (b) all loan proceeds (other than any working capital loans) from borrowings by the Company, less any portion thereof (i) used to establish reserves, (ii) used for the expansion or financing of the business of the Company, or (iii) applied in payment of any outstanding indebtedness as, in each case, approved by the Board of Directors.

     1.49  "NOTICE" has the meaning set forth in Section 24.2 hereof.

     1.50  "OFFICERS" has the meaning set forth in Section 11.5(m) hereof.

     1.51  "PERCENTAGE OWNERSHIP INTEREST" has the meaning set forth in
Article 6.

     1.52 "PROHIBITED ACTIVITY" means each of (i) the business of providing electronic transaction processing services involving the authorization (including voice authorization) and capture, settlement and clearing of transactions involving credit, debit and similar cards through utilization of an electronic telecommunications and computer network directly to an Entity that honors credit, debit or similar cards, and (ii) the business of issuing credit, debit and similar cards, provided, however, that it shall not constitute a Prohibited Activity for the Company (x) to provide services pursuant to any Parent Contract (as defined in the Purchase Agreement) consistent with past practices of National Data or (y) to engage in any conduct the purpose of which is to retain, renew or expand any Parent Contract (provided that any such retention, renewal or expansion of such Parent Contract does not expand the scope of services to be provided by the Company to include a service described in either of the preceding clauses (i) or (ii)).

     1.53 "PROHIBITED TRANSFEREE" means each of Visa International Services Association, American Express Company, and Dean Witter, Discovery, Inc.

     1.54 "PURCHASE AGREEMENT" means that certain Asset Purchase and Contribution Agreement, dated as of February 22, 1996, by and among National Data, GPS, NDPS, NDCI and NDC Canada, MasterCard and the Company, as amended by Amendment No. 1 thereto dated as of March 31, 1996.

     1.55  "PUT" has the meaning set forth in Section 20.2 hereof.

     1.56  "PUT DATE" has the meaning set forth in Section 20.2 hereof.

     1.57  "PUT EQUITY" has the meaning set forth in Section 20.1 hereof.

     1.58  "PUT EVENT" has the meaning set forth in Section 20.1 hereof.

     1.59  "PUT NOTICE" has the meaning set forth in Section 20.2 hereof.

     1.60  "PUT PRICE" has the meaning set forth in Section 20.3 hereof.

     1.61  "PUT RIGHT" has the meaning set forth in Section 20.1 hereof.

     1.62  "RULES" has the meaning set forth in Section 22.1 hereof.

     1.63  "SALE" has the meaning set forth in Section 21.1 hereof.

     1.64 "SALE GAIN" and/or "SALE LOSS" means any gain or loss realized by the Company for income tax purposes in any Fiscal Year by reason of the sale or exchange of all or any part of the assets of the Company (other than a sale or exchange of a minor portion of the Company's assets occurring in the ordinary course of business) and any adjustment in the Book Value of assets provided in the last sentence of Section 1.16, except that, with respect to any item of property the Book Value of which differs from its adjusted basis for federal income tax purposes, Sale Gain and Sale Loss means any gain or loss recognized by the Company for book purposes in any Fiscal Year by reason of the sale or exchange of any such item of property, and such book gain and book loss with respect to any such item of property shall be computed by reference to the Book Value of such item of property as of the date of such sale rather than by reference to the tax basis of the item of property as of such date.

     1.65  "SALE NOTICE" has the meaning set forth in Section 21.1 hereof.

     1.66  "SALE PRICE" has the meaning set forth in Section 21.1 hereof.

     1.67 "TARGET FINAL BALANCES" has the meaning set forth in Section 9.11 hereof.

     1.68 "TAX MATTERS PARTNER" has the meaning set forth in Section 14.5 hereof.

     1.69  "TRANSFEROR" has the meaning set forth in Section 18.4 hereof.


     1.70 "TREASURY REGULATIONS" means the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

                                   ARTICLE 2

                              FORMATION OF COMPANY

     National Data has formed the Company under the Act and, notwithstanding the withdrawal by National Data and Modular Data, Inc. from the Company, all Members are hereby consenting to continue the Company in accordance with the Act.

                                   ARTICLE 3

            NAME AND PRINCIPAL OFFICE OF COMPANY; REGISTERED AGENT;
                              STATUTORY COMPLIANCE

     3.1 NAME.  The name of the Company is "Global Payment Systems LLC."

     3.2 PRINCIPAL OFFICE AND PLACE OF BUSINESS; REGISTERED AGENT. The registered agent of the Company shall be National Data. The principal and registered office of the Company shall be located at c/o National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010 or at such other place designated by Approval of the Board of Directors from time to time and at any time after giving written notice of such designation to the Members. The principal place of business in the State of Georgia shall be at National Data Plaza, Atlanta, Georgia 30329-2010 or at such other place designated by Approval of the Board of Directors from time to time and at any time after giving written notice of such designation to the Members.

     3.3 STATUTORY COMPLIANCE. The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the internal laws of the State of Georgia, without reference to the conflicts of laws or choice of law provisions thereof. GPS, on behalf of the Members, shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. GPS, on behalf of the Members, shall have executed and filed in the appropriate records any certificate or certificates and reports required by law to be filed in connection with the formation and operation of the Company or any amendments to this Agreement and shall execute and file such other documents and instruments as may be necessary or appropriate with respect to the formation of, or the conduct of business by, the Company or the amendment of this Agreement in accordance with the terms of this Agreement, including in every instance any amendments to the Articles.

                                   ARTICLE 4

        PURPOSE OF COMPANY; USE OF COMPANY ASSETS; TITLE TO PROPERTY;
                         LIMITED LIABILITY OF MEMBERS

     4.1 COMPANY PURPOSES. The sole purposes of the Company shall be to operate the Business in accordance with the terms of this Agreement. The Company may also engage in such other activities and businesses as Approved by the Board of Directors or as a Majority in Interest Approves, subject to the terms and conditions of this Agreement and to compliance with, and any limitations imposed by, applicable law, provided, however, Company shall not engage, so long as MasterCard is a Member and there has been no IPO, in the Prohibited Activities without Approval of MasterCard.

     4.2 TITLE TO PROPERTY. All real and personal property owned by the Company shall be owned by the Company as an Entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right and each Membership Interest shall be personal property for all purposes.

     4.3 LIMITED LIABILITY OF MEMBERS. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. A Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company beyond the amount contributed by the Member to the capital of the Company.

                                   ARTICLE 5

                              DURATION OF COMPANY

     The duration of the Company shall continue until the Company is dissolved and liquidated as provided in Article 23 hereof.

                                   ARTICLE 6

      PERCENTAGE OWNERSHIP INTERESTS; NET EARNINGS INTEREST; CERTIFICATES

     6.1 PERCENTAGE OWNERSHIP INTEREST. The National Data Members and MasterCard shall be the initial Members of the Company. The initial "Percentage Ownership Interest" in the Company of each of the Members shall be as follows:

            MEMBER                     PERCENTAGE OWNERSHIP INTEREST
            ------                     -----------------------------

            GPS                        78.79% [15,758,000 Units]

            NDC Canada                 0.3% [60,000 Units]

            NDPS                       13.4% [2,680,000 Units]

            NDCI                       0.01% [2,000 Units]

            Total National Data Group  92.5% [18,500,000 Units]

            MasterCard                 7.5%   [1,500,000 Units]


The Percentage Ownership Interest of a Member may change from time to time as provided in Articles 8, 16, and 18.

     6.2 NET EARNINGS INTEREST. Notwithstanding the foregoing, the "Net Earnings Interests" of the National Data Members and MasterCard shall be 99% for National Data Members and 1% for MasterCard through May 31, 1998; 97% for the National Data Members and 3% for MasterCard from June 1, 1998, through May 31, 1999; 95% for the National Data Members and 5% for MasterCard from June 1, 1999, through May 31, 2000; and at the Percentage Ownership Interests of the Members after May 31, 2000, provided, however, the above percentages are based on the National Data Members having an aggregate Percentage Ownership Interest of 92.5% and MasterCard's having a Percentage Ownership Interest of 7.5% and if the Members have different Percentage Ownership Interests, the respective Net Earnings Interests will be adjusted proportionally. For example if at any time MasterCard's Percentage Ownership Interest were reduced to 3.75%, its Net Earnings Interest thereafter would be 50% of the above amounts. The aggregate Net Earnings Interest allocated to the National Data Members shall be reallocated among the National Data Members based on their respective Percentage Ownership Interests.

     6.3 CERTIFICATES; AUTHORIZED UNITS. A Membership Interest shall be evidenced by a certificate issued by the Company in the name of the Member, which certificate shall bear the legend set forth in Section 24.14. Such certificate shall be based on units, with the total number of authorized units of the Company initially being 20,000,000. The number of authorized units may be adjusted from time to time by a Majority in Interest.

                                   ARTICLE 7

                               CAPITAL OF COMPANY

     7.1 CONTRIBUTION BY MASTERCARD. Contemporaneously with the execution of this Agreement and pursuant to the Purchase Agreement, MasterCard shall contribute to the Company the MasterCard Contributed Assets. On account of its contribution to the Company of the MasterCard Contributed Assets, MasterCard shall receive a credit to its Capital Account in an amount equal to 7.5% of the initial aggregate Capital Accounts of all of the Members.

     7.2 CONTRIBUTION BY THE NATIONAL DATA MEMBERS. Contemporaneously with the execution of this Agreement and pursuant to the Purchase Agreement, the National Data Members shall collectively contribute to the Company the National Data Group Contributed Assets and sixty million and 00/100 dollars ($60,000,000) in cash. On account of their contribution to the Company of the National Data Group Contributed Assets and the $60,000,000, GPS shall receive a credit to its Capital Account in an amount equal to 78.79% of all Capital Accounts, NDC Canada shall receive a credit to its Capital Account in an amount equal to 0.3% of all Capital Accounts, NDCI shall receive a credit to its Capital Account in an amount equal to 0.01% of all Capital Accounts, and NDPS shall receive a credit to its Capital Account in an amount equal to 13.4% of all Capital Accounts (which in the aggregate constitute 92.5% of the initial aggregate Capital Accounts of all of the Members).

     7.3 MASTERCARD PURCHASED ASSETS. Contemporaneously with the execution of this Agreement and pursuant to the Purchase Agreement, MasterCard shall sell and the Company shall buy the MasterCard Purchased Assets. The value of the MasterCard Purchased Assets shall not be a credit to the MasterCard Capital Account and the price for such assets shall not be a debit thereto, the sale of the MasterCard Purchased Assets constituting a transaction between a partner and a partnership other than in its capacity as a partner for federal income tax purposes.

     7.4 CAPITAL ACCOUNTS. A separate capital account (each a "Capital Account") shall be maintained for each Member, and the amount of such capital account, as of any particular date, shall be the sum of the following amounts:

          (a) the aggregate amount of cash that has been contributed to the capital of the Company by such Member as of such date; plus

          (b) the net fair market value (as Approved by the Board of Directors as of the date of contribution) of any property that has been contributed by such Member to the capital of the Company as of such date; plus

          (c) the aggregate amount of the Company's Net Profit and Sale Gain for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 9.1 and 9.2 hereof; plus

          (d) the aggregate amount of items of income for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 9.7, 9.8 and 9.9 hereof and the positive items described in Sections 9.4 and 9.11; minus

          (e) the aggregate amount of the Company's Net Loss and Sale Loss for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Section 9.3 hereof; and minus

          (f) the aggregate amount of items that have been, or are required to be, allocated to such Member pursuant to Sections 9.6 and 9.10 and the negative items described in Sections 9.4 and 9.11 hereof for all Fiscal Years ending prior to such date; and minus

          (g) the aggregate amount of cash and the agreed upon net fair market value (as of the date of distribution) of all other property that has been distributed to such Member by the Company as of such date.

The value of any property contributed by or distributed to a Member which holds a Majority in Interest shall be subject to the provisions of Article 12. A Member's capital account shall also be increased or decreased to reflect any items described in Treasury Regulation Section 1.704-1(b)(2)(iv) that are required to be reflected in such Member's capital account under such Regulation and which are not otherwise taken into account in computing such capital account as provided above.

     7.5 INTEREST ON AND RETURN OF CAPITAL. No Member shall be entitled to any interest on such Member's Capital Account or on such Member's contributions to the capital of the Company; and except as otherwise provided in Articles 10 and 23 hereof, no Member shall have the right to demand or to receive the return of all or any part of such Member's Capital Account or of such Member's contributions to the capital of the Company.

     7.6 NO THIRD-PARTY RIGHTS. Nothing contained in this Article 7 nor any other provision of this Agreement shall be construed to create any rights or benefits in any Entity, other than the Members, and their respective legal representatives and permitted transferees, successors and assigns, subject to the limitations on transfer contained herein.

                                   ARTICLE 8

                       ADDITIONAL FINANCIAL CONTRIBUTIONS

     8.1 WORKING CAPITAL COMMITMENT. National Data shall make available to Company working capital of no less than $15 million through (a) direct loans to Company from one or more members of the National Data Group, (b) loans to Company from third party lenders, or (c) retained earnings or other cash flow of Company. Any such working capital loans from any member of the National Data Group (or any Affiliate thereof) shall bear interest at National Data's Cost of Funds plus the amount computed in accordance with Exhibit A. To the extent that the Company has at any time a working capital loan from an Entity or Entities other than National Data or has retained earnings or cash flow available for working capital purposes, National Data's obligation hereunder shall be correspondingly reduced; and at the earlier of an IPO or the time that such other funds available for working capital purposes equals or exceeds $15 million, National Data's obligation hereunder shall cease.

     8.2. ADDITIONAL FUNDS FOR COMPANY. Unless otherwise provided in this Agreement, the Members may, but are not obligated to, make such additional contributions of capital to the Company in such manner and at such times as the Members unanimously may agree. In addition, the National Data Members shall have the right at any time to make additional contributions of capital to the Company in such manner and on such terms as are determined by Approval of the Board of Directors to be fair to and in the best interests of the Company and the Members. The additional capital provided by any National Data Member shall, at such National Data Member's sole election, be treated as either (i) a loan, or (ii) as an acquisition of additional equity. In the event such capital contribution is treated as a Term Loan (as hereinafter defined) or as an acquisition of additional equity, MasterCard shall have the right to participate in such Term Loan or acquisition of equity on the same terms as the National Data Member(s). MasterCard's participation shall not exceed a percentage equal to its Percentage Ownership Interest at the time of the contribution divided by the sum of (x) MasterCard Percentage Ownership Interest and (y) the aggregate Percentage Ownership Interests of all of the National Data Members. A "Term Loan" shall be any loan, other than (a) extensions of credit consistent with the terms in Section 8.1, (b) loans that bear interest at no more than National Data's Cost of Funds, or (c) unsecured loans that have an aggregate principal balance at any time in the aggregate of less than ten million dollars

($10,000,000). Any transaction involving a Term Loan or additional equity in which MasterCard has been offered the opportunity to participate in accordance with the terms of this Section 8.2 shall not be subject to the provisions of
Article 12. MasterCard shall be given written notice of any such opportunity to make a capital contribution or loan and shall be given sixty (60) days to elect to make such contribution or loan. A National Data Member or Members may make the entire contribution in accordance with the provisions of Article 12 for the period preceding the time MasterCard communicates its decision to participate in the contribution or loan. The participation rights granted to MasterCard under this Article 8 shall cease to exist upon the first to occur of
(a) an IPO or (b) MasterCard's having less than the Minimum Equity.

                                   ARTICLE 9

                        ALLOCATION OF PROFITS AND LOSSES

     9.1 NET PROFIT. The Company's Net Profit, if any, for each Fiscal Year shall be allocated to the Members in the following manner and in the following order of priority:

          (a) first, to the Members, in proportion to, and to the extent of, their respective shares of any distributions made or to be made by the Company pursuant to Section 10.1 hereof with respect to such Fiscal Year; then

          (b) second, to the Members, in proportion to, and to the extent of, the respective excesses, if any, of any distributions made or to be made by the Company pursuant to Section 10.1 hereof with respect to such Fiscal Year and for all prior Fiscal Years over the respective aggregate amounts of Net Profit theretofore allocated to such Members pursuant to Section 9.1(a) hereof above (including Net Profit allocated to the Members under Section 9.1(a) hereof for such Fiscal Year) and this Section 9.1(b); and then

          (c) to the Members in proportion to their Percentage Ownership Interests.

     9.2 ALLOCATION OF SALE GAIN. Any Sale Gain recognized by the Company in any Fiscal Year shall be allocated in the following order of priority:

          (a) first, to the Members in an amount and in a manner so as to cause their Capital Accounts to be in proportion to their respective Percentage Ownership Interests; and

          (b) second, to the Members in proportion to their respective Percentage Ownership Interests as of the last day of such Fiscal Year (the "Last Day").

For purposes of this Section 9.2, the amount of a Member's capital account as of a Last Day shall be computed as of such Last Day in the manner provided in
Section 7.4 hereof, but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article 9 hereof (other than pursuant to this Section 9.2).

     9.3 NET LOSS AND SALE LOSS. The Company's Net Loss and any Sale Loss for each Fiscal Year shall be allocated to the Members:

          (a) first in such amount and in such proportion as to cause their respective Capital Accounts to be in proportion to their respective Percentage Ownership Interests; and

          (b) thereafter, in proportion to their respective Percentage Ownership Interests.

     9.4 BOOK DEPRECIATION. Book Depreciation and any other loss or deduction (including loss on sale) with respect to ownership of the Company's assets shall be included in the calculation of Net Income and Net Loss provided, however, that the Book Depreciation and any other loss or deduction (including loss on sale) with respect to the following assets shall not be so included, but shall be allocated in the manner indicated:

     (a) With respect to $60,000,000 of the MasterCard Purchased Assets, such items shall be specially allocated to the Members in accordance with their Net Earnings Interests until an Adjustment Event;

     (b) With respect to the National Data Group Contributed Assets, such items shall be specially allocated to the Members in accordance with their Net Earnings Interests until an Adjustment Event;

     (c) With respect to $50,000,000 of the MasterCard Purchased Assets, such items shall be allocated to the Members in accordance with their Percentage Ownership Interests until an Adjustment Event.

     9.5 SECTION 704(C) ALLOCATION. Any items of income, gain, loss and deduction with respect to any property that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to the Members for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution shall be allocated to the Members solely for income tax purposes in accordance with the traditional method set forth in Treasury Regulation Section 1.704-3(b) with respect to contributions by MasterCard and the National Data Members and otherwise by Approval of the Board of Directors.

     9.6 LIMITATION ON NET LOSS ALLOCATION.  Notwithstanding the provisions of
Section 9.3 hereof, if the amount of Net Loss and Sale Loss that would otherwise be allocated to a Member in any Fiscal Year under Section 9.3 hereof would cause (or increase) an Adjusted Capital Account Deficit for any Member as of the Last Day of such Fiscal Year, then a proportionate part of such Net Loss and Sale Loss equal to the sum of such Net Loss and Sale Loss, to the extent it creates (or increases) such Member's Adjusted Capital Account Deficit, shall be allocated to the other Member(s) to the extent possible.

     9.7 QUALIFIED INCOME OFFSET. Notwithstanding any provision hereof to the contrary, if any Member unexpectedly receives in any Fiscal Year any adjustment, allocation or distribution described in Treasury Regulations Section Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and if such Member has an Adjusted Capital Account Deficit as of the Last Day of such Fiscal Year, then all items of income and gain (including Sale Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Sale Gain) for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

     9.8 GROSS INCOME ALLOCATION. Notwithstanding any provision hereof to the contrary, if a Member has an Adjusted Capital Account Deficit as of the Last Day of any Fiscal Year, then items of income and gain (including Sale Gain) of the Company (after taking into account allocations otherwise to be made to such Member other than those provided in Section 9.7 and this Section 9.8) shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

     9.9 MINIMUM GAIN AND MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding any provision hereof to the contrary, any item of Company income or gain (including Sale Gain) for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulations Section
Section 1.704-2(f) or 1.704(2)(i)(4) shall be allocated to the Members for such Fiscal Year (and, if necessary, for succeeding years) in the manner so required by such Treasury Regulations.

     9.10 MEMBER NONRECOURSE DEDUCTIONS. Except to the extent otherwise allocated pursuant to Section 9.4, any item of Company loss, deduction or expenditure described in Section 705(a)(2)(B) of the Code for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulation Section 1.704-2(i)(1) shall be allocated to the Members in proportion to their respective allocations of Net Income or Net Loss for such Fiscal Year.

     9.11 TARGET FINAL BALANCES. The allocations of Net Profit, Net Loss, Sale Gain and Sale Loss and the allocations in Section 9.4 of this Agreement are intended to produce final Capital Account balances (Capital Account balances immediately prior to the liquidation of the Company or of a Membership Interest, after taking into account all allocations for fiscal periods through such point in time) that are at levels ("Target Final Balances") that permit liquidating distributions which, if made in accordance with such final Capital Account balances would equal the distributions that would occur if such liquidating proceeds were distributed in accordance with Percentage Ownership Interests at that time. To the extent that the allocation provisions of this Agreement would not produce the Target Final Balances, the Members agree to take such actions as are necessary to amend such allocation provisions to produce such Target Final Balances. Notwithstanding the other provisions of this Agreement, allocations of income, gain, loss and deduction (including items of gross income, gain, loss and deduction) shall be made to the maximum extent possible to produce such Target Final Balances.

     9.12 TAX ALLOCATIONS. Except to the extent otherwise provided specifically in this Article 9, all items of Company income, gain, loss, and deduction for federal, state, and local income tax reporting for any Fiscal Year shall be divided among the Members in the same proportion as the sum of items that are allocated to their respective Capital Accounts for the year are divided.

                                   ARTICLE 10

                        DISTRIBUTION OF COMPANY PROPERTY

     10.1 ANNUAL DISTRIBUTIONS. The Company shall distribute to the Members as soon as possible following the close of a Fiscal Year (except in the year of a Conversion in which case such distribution shall be made no later than immediately prior to the Conversion) the following amounts in the following order and priority:

           (a) For any period prior to an Adjustment Event, an amount equal to the Net Earnings of the Company shall be distributed to the Members in proportion to their respective Net Earnings Interests and any Net Cash Flow in excess of the Net Earnings shall be distributed to the Members in proportion to their respective Percentage Ownership Interests. If Company does not have sufficient Net Cash Flow to make the foregoing distribution, to the extent such actual distributions are less than the required amount, the Company will be deemed to have made the distribution and to have borrowed the funds from the Members in accordance with
      Section 8.2.

           (b) For any period following an Adjustment Event, Net Cash Flow shall be distributed to the Members in proportion to their respective Percentage Ownership Interests.

The total amount distributed to the Members under paragraph (a) or (b) hereof shall, with respect to each Fiscal Year, be no less than the total federal, state and local income taxes that the Company would have paid if it had been a corporation.

     10.2 NET SALES PROCEEDS. Subject to the provisions of Section 23.2 hereof, Net Sales Proceeds shall be distributed by the Company to the Members in the proportion to their respective Percentage Ownership Interests.

     10.3 CONSENT TO DISTRIBUTIONS. All distributions provided for herein shall be made only as and when determined by Approval of the Board of Directors, consistent with the provisions of this Article 10.

     10.4 WITHHOLDING. If the Code or applicable state law requires the Company to withhold any tax with respect to a distributive share of Company income, gain, loss, deduction or credit, or a distribution of cash or property, the Company shall withhold and pay the tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, then that Member shall make a contribution to the Company equal to the excess of the amount required to be withheld over the amount, if any, that would otherwise be distributed to that Member and which is available to be withheld. Any amount withheld with respect to a Member shall be deducted from the amount that would otherwise be distributed to that Member but shall be treated as though it had been distributed to such Member.

                                   ARTICLE 11

                             MANAGEMENT OF COMPANY

     11.1 BOARD OF DIRECTORS. The management and control of the business affairs of the Company shall be vested in the Members, which have chosen, as a matter of administrative convenience, to exercise such management and control through the Board of Directors, composed of one member designated by MasterCard, three members (in the aggregate) designated by the National Data Members, and such additional members as may from time to time be designated by a Majority in Interest (the members of the Board of Directors being hereinafter collectively referred to as the "Directors," and individually as a "Director"); provided, however, that (a) in no event shall the Board of Directors have fewer than two (2) members and (b) until an IPO, no employee or director of a Prohibited Transferee shall serve as a Director without first obtaining the Approval of the Director designated by MasterCard; and provided further that MasterCard shall not be entitled to appoint a Director after an IPO or after MasterCard owns less than the Minimum Equity. The foregoing restriction on the designation of an employee or director of a Prohibited Transferee shall not apply to any person from and after such person's retirement, resignation or other termination of services as such employee or director of a Prohibited Transferee. Each Member agrees that the Director(s) appointed by such Member shall have the authority to act on such Member's behalf to effectuate the purposes of this Agreement, to execute documents on its behalf (unless such Member provides to the other Member(s) prior written notice to the contrary) and, acting as a member of the Board of Directors, to determine policy for the Company. Directors serve solely at the pleasure of the Member or Members appointing them and a Member or Members may at any time and from time to time replace such Director(s). Each Director shall have the right to rely on the authority of the other Directors to act hereunder until such time as the Director receives written notice that a Director has been removed or his authority has been limited. Each Member entitled to designate a Director, by written notice to the other, may designate an individual to serve as an alternate Director but each Director shall have only one (1) vote on the Board of Directors, in connection with an Approval by the Board of Directors under this Agreement. No Director shall have the authority to execute any instrument or bind the Company in any way without the express Approval of the Board of Directors.

     11.2 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall be as follows:


     Director appointed by MasterCard:  William I Jacobs

     Directors appointed by the         Robert A. Yellowlees
     National Data Members:             Edward L. Barlow
                                        Neil Williams

     11.3 MEETINGS OF BOARD OF DIRECTORS. Meetings of the Board of Directors may be called by any Director on no less than 36 hours notice; provided, however, that any Director may, within 24 hours of a called meeting, request a delay in such meeting by up to 24 hours, and such delay shall be granted if it is impractical for such Director to attend the meeting at the original time. The Board of Directors may meet at any place within or without the State of Georgia, as set forth in the notice of the meeting; a Director who is unable to attend a meeting in person may attend at his election via telephone by providing notice of such participation and the telephone number at which he can be reached at least three (3) hours prior to such meeting. Regular and special meetings shall be held at any place designated from time to time by Approval of the Board of Directors, including, but not limited to, meetings by telephone conference call in which each participant is able to speak to and hear each other participant.

     11.4 ACTION BY BOARD OF DIRECTORS. Any action required herein to be Approved or taken by the Board of Directors may be Approved or taken only upon
(a) Approval of the Board of Directors at a validly-held meeting, or (b) through an executed written consent signed by all of the Directors specifying the actions Approved and/or to be taken and such consent is filed in the minute book of the Company. Any such written consent shall be sent to each Director as promptly as practicable. Notwithstanding the provisions of . Section 14-11-308(b) of the Act, except as expressly limited by this Agreement, the Board of Directors shall have the sole and exclusive right to manage and control, and complete and exclusive discretion in the management and control of, the affairs and business of the Company on behalf of the Members; and shall have all of the rights and powers of a Manager (as defined in the Act) of a limited liability company to the extent permitted by the Act, including, without limitation but subject to the other provisions of this Agreement, the exclusive right and power to:

      (a) acquire by purchase, lease, or otherwise any real or personal property;

      (b) borrow money for the Company from such Entities, including banks, other lending institutions, Members, or Affiliates of any one or more Members and on such terms as the Directors deem appropriate, and in connection with such borrowing, to hypothecate, encumber and grant security interests in any and all of the Property to secure repayment of the borrowed sums;

      (c) purchase liability and other insurance on behalf of the Company;

      (d)  hold and own any property in the name of the Company;

      (e) invest any Company funds (directly or by loans to any Entity in the National Data Group or any Affiliate thereof) temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

      (f)  transfer any or all of the property;

      (g) execute or cause to be executed and delivered on behalf of the Company all contracts in such form as the Directors may approve, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages, security agreements, financing statements, documents providing for the acquisition or disposition of property, assignments, bills of sale, leases, partnership agreements, operating agreements, and any other instruments or documents necessary or appropriate, in the opinion of the Directors, to the business of the Company;

      (h) employ accountants, legal counsel, consultants, agents and other Entities to perform services for the Company and to compensate them from Company funds;

      (i) distribute funds to Members by way of cash, income, return of capital, or otherwise, all in accordance with this Agreement;

      (j) institute, prosecute, defend, settle, compromise, and dismiss lawsuits and other judicial or administrative proceedings brought on, in behalf of or against the Company, Directors or Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

      (k) do and perform all other acts necessary or appropriate to the conduct of the Company's business;

      (l) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, necessary or appropriate to accomplish the purposes of the Company;

      (m) establish offices of the Company, such as but not limited to president, vice president, secretary and treasurer, designate persons ("Officers") to serve in such offices at the pleasure of the Board of Directors, and delegate certain of the above-described authority to such officers as provided in Section 11.11 below; and

      (n) make any and all elections and decisions with respect to any federal, state, local or foreign tax or the reporting thereof.


     11.5 EXPENSES AND COMPENSATION OF BOARD OF DIRECTORS. All the out-of-pocket expenses incurred by each of the Directors in connection with their service on the Board of Directors and any compensation to Directors that are not officers or employees of MasterCard or any Entity in the National Data Group for service on such Board of Directors, as determined by a Majority in Interest, shall be borne by the Company.

     11.6 RESTRICTIONS ON AUTHORITY OF BOARD OF DIRECTORS.

     (a) Without the consent of each Member and except as otherwise expressly permitted herein, the Board of Directors may not:

             (i)   do any act in contravention of this Agreement;

             (ii) possess property, or assign rights in specific property, for other than a Company purpose; or

             (iii) knowingly perform any act that would subject
                   any Member to liability for the obligations of the Company in any jurisdiction.

      (b) Without the consent of a Majority in Interest and MasterCard (prior to the earlier of an IPO or MasterCard's no longer being a Member), the Board of Directors may not:

             (i) amend the Articles or this Agreement except to admit new Members in accordance with this Agreement;

             (ii) cause or permit the issuance or transfer of any equity interest in the Company or any successor to a Prohibited Transferee, or otherwise cause or permit a Prohibited Transferee to become a Beneficial Owner of any such equity interest;

             (iii) amend Section 7.2(c) of the Parent Services
                   Agreement (relating to indemnification of the Company by National Data with respect to the Parent Benefit Plans), the NDCI Service Agreement or the Software License Agreement (each as defined in the Purchase Agreement) or take any other action (including without limitation canceling such agreements) if the effect of such amendment or other action would be to adversely affect the benefits and protections afforded to the Company by Section 7.2(c) of the Parent Services Agreement, the NDCI Service Agreement or the Software License Agreement; or

             (iv) cause or permit the Company to guarantee or furnish any collateral for any obligation of any Member or any Affiliate of any Member.

      (c) Without the consent of a Majority in Interest and except as otherwise expressly permitted herein, the Board of Directors may not:

             (i) do any act which would (A) make it impossible to carry on the ordinary Business of the Company or (B) change the Business of the Company;

             (ii)  dissolve and liquidate the Company except in accordance with
                   Article 23;

             (iii) merge the Company;

             (iv)  sell all or substantially all of the assets of the Company;
                   or

             (v) admit new members to the Company and amend the Articles and/or the Agreement to reflect such admissions.

     11.7 VOTING RIGHTS OF MEMBERS. Except as provided in Section 11.6(a) of this Agreement, the consent of a Majority in Interest is required to take any action or give any Approval as Members including, but not limited to, any of the actions listed in Section 14-11-308(b) of the Act. The Members expressly agree that unanimous approval of Members is not required for the actions in
Section 14-11-308(b) of the Act.

     11.8 AUTHORITY OF MEMBERS; MEETINGS; ACTION BY MEMBERS WITHOUT A MEETING. Members shall have no authority to execute any instrument or bind the Company in any way without the express Approval of a Majority in Interest. A meeting of Members shall be called by the Directors whenever they deem necessary or by any Member. Any such meeting shall be held at the principal place of business of the Company, or at such other location as the Members may mutually agree, and may be held in person or by telephonic conference call in which each participant can speak to and hear each other participant. The Board of Directors or the Member shall send each Member a written notice of each meeting, stating the time, date, place and purpose of the meeting, not less than five (5) days before the scheduled date of such meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by a Majority in Interest or such other vote as may be required pursuant to Section 11.6 and delivered to the Secretary or other person designated by the Members for inclusion in the minutes or for filing with the Company records. Any such consent shall be sent to each Member as promptly as practicable. Action taken under this Section 11.8 is effective when a Majority in Interest, or all Members, as the case may be, has signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     11.9 WAIVER OF NOTICE. When any notice is required to be given to any Director or Member, a written waiver of notice signed by the Member or Director entitled to such notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of such notice.

     11.10 OFFICERS. The Board of Directors is hereby authorized by the Members to appoint Officers by resolution to implement the decisions of the Board of Directors, including, but not limited to, the administration of the day-to-day business of the Company, and, subject to the terms of Section 11.7 hereof and the other provisions of this Agreement, the administration of the ordinary and usual business affairs of the Company, except as expressly limited by this Agreement, and the Officers so appointed shall be responsible for such implementation. Except as expressly provided to the contrary in this Agreement, and except as otherwise directed by the Board of Directors, the Officers are authorized to make decisions relating to the day-to-day affairs of the Company and to implement such decisions. In addition, the Board of Directors is hereby authorized to delegate to the Officers such responsibilities as deemed appropriate by Approval of the Board of Directors, including, but not limited to, the right to execute and deliver instruments on behalf of the Company.

     11.11 REMOVAL OF OFFICERS. Any of the Officers may be removed by Approval of the Board of Directors, by written notice of such removal given without any prior notice or warning, for any reason whatsoever, and the Board of Directors shall appoint such Officer's successor.

     11.12 COMPENSATION FOR SERVICES. No Member or Affiliate of any Member shall receive any compensation from the Company for its services as a Member of the Company without having first obtained the Approval of the Board of Directors for the payment of any such compensation by the Company.
Compensation of Officers shall be as Approved by the Board of Directors.

     11.13 LIABILITY OF THE MEMBERS, OFFICERS AND DIRECTORS. As long as a Member, an Officer or a Director, as applicable, shall act in good faith with respect to the conduct of the business and affairs of the Company, no such Member, Officer or Director shall be liable to the Company or to the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which such Member, Officer or Director, as applicable, may do or refrain from doing in connection with the business and affairs of the Company, except in the case of gross negligence, willful misconduct, fraud or bad faith.

     11.14 INDEMNITY. The Company does hereby agree to indemnify and to hold the Officers, the Directors, and the Members wholly harmless from any loss, expense or damage suffered by any Officer, Director or Member by reason of anything such Officer, Director or Member, as applicable, may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests to the extent authorized hereunder; provided, however, that the Company shall not be required to indemnify any Officer, Director or Member for any loss, expense or damage which such Officer, Director, or Member, as applicable, might suffer as a result of such Officer's, Director's or Member's, as applicable, gross negligence, willful misconduct, fraud or bad faith.

                                   ARTICLE 12

                           RELATED PARTY TRANSACTIONS

     Except as otherwise provided in this Article 12 and elsewhere in this Agreement, any of the Members or their Affiliates may engage in transactions with the Company in addition to those contemplated by this Agreement (an "Affiliate Transaction"), provided, that each Member shall, in good faith, cause the transaction with the Company to be on a commercial arm's length basis, and the Board of Directors shall not permit or Approve any such transaction, including but not limited to any transaction involving matters affecting the working capital of the Company, unless it shall have determined that the transaction satisfies the foregoing requirement and is in the best interest of the Company and the Members, provided, however, that the foregoing obligations shall not apply to MasterCard with respect to transactions not involving MasterCard or any of its Affiliates. In determining whether a particular transaction with the Company satisfies the criteria of this Article 12, all aspects of such transaction and all facts and circumstances surrounding such transaction taken together (and if such transaction is one of a series of related transactions, including pursuant to any pre-established contract or arrangement, then all of such related transactions, and the terms of such contract or arrangement) shall be taken into account. In the event that a Member reasonably believes that any Member has entered into an Affiliate Transaction with the Company that does not comply with the foregoing provisions, such Member shall have the right to submit the question to Arbitration as provided in Article 22. Notwithstanding anything to the contrary contained in Section 11.8, MasterCard shall have the right to enforce on behalf of the Company any and all agreements between the Company and any Entity in the National Data Group (or any Affiliate thereof) including, without limitation, the Purchase Agreement, the NDCI Service Agreement and the Software License Agreement. The rights granted to MasterCard under this Article shall cease to exist upon the first to occur of (a) an IPO or (b) MasterCard's having less than the Minimum Equity.


                                   ARTICLE 13

                                    BANKING

     The funds of the Company shall be kept in one or more separate bank accounts in the name of the Company in such banks or other federally-insured depositories as may bed by the Board of Directors, or shall otherwise be invested in the name of the Company upon such terms and conditions as Approved by the Board of Directors from time to time. All withdrawals from any such bank accounts or investments established by the Company hereunder shall be made on such signature or signatures as may from time to time be Approved by the Board of Directors.

                                   ARTICLE 14

                             ACCOUNTING; APPRAISAL

     14.1 BOOKS OF ACCOUNt. GPS shall maintain for the Company true and accurate books of account at such locations as may receive Approval of the Board of Directors, and each Member shall at all times have access thereto.

     14.2 METHOD OF ACCOUNTING. The Company's books of account shall be maintained, and its income, gains, losses and deductions shall be determined and accounted for in accordance with GAAP and using the methods Approved by the Board of Directors.

     14.3 FINANCIAL AND OPERATING STATEMENTS. Within seventy-five (75) days after the close of each Fiscal Year, GPS, at the expense of the Company, shall have a full audit and financial statements of the Company for such Fiscal Year prepared and distributed to the Members. Such financial statements and audit results shall be prepared by the Company and shall be true and correct, shall be certified in the customary manner by a so-called "Big Six" firm of independent certified public accountants as may be Approved by the Board of Directors, shall be in accordance with the Board of Directors' requirements and specifications therefor, and shall include an income and expense statement and balance sheet which shall reflect the results of the operations of the Company for such Fiscal Year, the financial condition of the Company, and all other information customarily reflected in financial statements prepared in accordance with generally-accepted accounting principles. Within forty-five
(45) days after the end of each quarter, the Company shall also have prepared and delivered to each Member (a) a profit and loss statement and Company balance sheet, and a comparison to the income and expenses of the Company through the previous calendar quarter, and (b) a cash flow statement, setting out current quarter and year-to-date figures.

     14.4 INCOME TAX RETURNS. Following the close of each Fiscal Year, the Company shall have prepared and delivered to each Member, at the expense of the Company, information with respect to the business transactions of the Company for such Fiscal Year in sufficient detail to enable each Member to prepare such Member's federal, state and local income tax returns in accordance with all then applicable laws, rules and regulations. The Company shall also cause any federal, state or local income tax returns to be prepared and submitted for review and Approval of the Board of Directors prior to the due date thereof (as the same may be extended), and following appropriate modifications and final approval thereof shall cause the same to be properly filed. The Members acknowledge and agree that the Company is a partnership for income tax purposes, and that they shall file tax returns and otherwise conduct their affairs in a manner consistent with such characterization.

     14.5 TAX MATTERS PARTNER. GPS shall be the "Tax Matters Partner" for Code purposes and shall notify the Members promptly of any tax audit or other tax examination or determination of which it is notified materially affecting the Company or the Members and shall provide any Member upon request copies of all notices or communications with respect thereto. GPS specifically shall have the power to (a) extend the statute of limitations or any period of limitations with respect to the Company in any matter; (b) agree to any settlement of any tax matter affecting the Company, (c) file any petition for judicial review, or any other judicial proceeding with respect to the Company in any matter; or (d) file any requests for administrative review or adjustment, or other administrative relief, on behalf of the Company, in any matter.

                                   ARTICLE 15

                           CONVERSION OF THE COMPANY

     At any time on or after Closing, GPS may request a Conversion. Upon such request, GPS and the Board of Directors shall prepare and GPS shall have the right to require the Company and any of its Members to execute and deliver any agreements, instruments or other documents reasonably required by GPS to consummate the Conversion. The articles of incorporation, bylaws and organizational minutes of the surviving corporation shall be Approved by GPS. Each Member agrees that it will execute and deliver all such agreements, instrument and documents as are required, in the reasonable judgment of GPS, to be executed by such Member in order to consummate the Conversion, provided those documents otherwise satisfy all the requirements of this Agreement.

     Upon consummation of a Conversion, each Member will be entitled to receive that number of shares of stock of the surviving corporation obtained by multiplying the total number of shares of common stock to be issued by the surviving corporation in connection with the Conversion by the Percentage Ownership Interest held by such Member as of the date of Conversion. Such Member's Percentage Ownership Interest may be changed immediately prior to the Conversion pursuant to Article 20. In addition, the surviving corporation will assume all of the outstanding debt and other liabilities of the Company. No Member shall be subject to any obligations in any way permitting, restricting or limiting its ability to participate fully in such Conversion. Except as the provisions of this Agreement specifically state otherwise, all rights, protections and benefits of the Members under this Agreement shall continue to be available to them in their capacity as stockholders of the surviving corporation. Further, the articles of incorporation and bylaws of the surviving corporation shall incorporate the governance and other operating provisions of this Agreement and a shareholders' agreement shall incorporate the various rights, protections and benefits provided to a Member by this Agreement, including but not limited to the rights provided for in Articles 20 and 21 hereof, except to the extent expressly waived in writing by the Member or Members entitled to such right, protection or benefit.

     The Members acknowledge that a Conversion may be undertaken in connection with other events, such as an IPO, an acquisition of another business or Entity or the sale of equity in the surviving corporation to other persons and that such Conversion shall be deemed completed immediately prior to any such event.


                                   ARTICLE 16

                        ADMISSION OF ADDITIONAL MEMBERS

     Subject to and except as otherwise provided in Article 18, no additional Entity shall be admitted to the Company as a Member (whether as a result of issuance of new Membership Interests or transfers of existing Membership Interests) without the Approval of the Board of Directors and Approval of a Majority in Interest. Any adjustment to the Membership Interests of the Member that may occur as a result of the issuance of new Membership Interests when admitting another Entity to the Company as a Member shall be shared by all Members on a pro-rata basis according to such Member's Percentage Ownership Interest.


                                   ARTICLE 17

                                  WITHDRAWALS

     Each of the Members does hereby covenant and agree that such Member will not withdraw or retire from the Company except as the result of a permitted transfer of such Member's entire interest in the Company pursuant to Article 18, 20 or 21 hereof, and that such Member will otherwise carry out such Member's duties and responsibilities hereunder until the Company is dissolved and liquidated pursuant to Article 23 hereof.


                                   ARTICLE 18

                        TRANSFER OF MEMBERS' INTERESTS;
                        ADMISSION OF ADDITIONAL MEMBERS

     18.1 TRANSFERS OF MEMBERS' INTERESTS. Each of the Members hereby covenants and agrees that such Member will not at any time sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of such Member's interest (excluding, however, such Member's right to distributions hereunder, if such Member otherwise retains its status as a Member) in the Company to any Entity, other than pursuant to the following provisions of this Section 18.1 or the applicable provisions of Article 20 or 21 hereof, without first having obtained the Approval of any such proposed disposition from a Majority in Interest of the other Members

(excluding Affiliates) and without having complied with all applicable federal and state securities laws. Notwithstanding the foregoing, a Member other than GPS may assign or otherwise transfer all or any part of such Member's Membership Interest in the Company to an Affiliate of such Member or by operation of law (any such transfer being deemed "Approved" for purposes of the remaining provisions of this Section 18.1). Any transfer in excess of those permitted under the preceding two sentences must be approved by a Majority in Interest of the Members that are not Affiliates of the Member making the transfer. Following a Conversion or an IPO, all of the foregoing restrictions on transfer shall terminate. Any Member seeking to transfer solely the economic portion of its Membership Interest (including a Member seeking to transfer its Membership Interest under the applicable provisions of Article 21) may do so without such approval and any transferee of such rights shall not be considered a Member. In order to effectuate any assignment or transfer of a Member's interest in the Company to any Entity which is Approved hereunder to be admitted as a Member in the Company as permitted under this Section 18.1, the retiring Member shall require any such assignee or transferee to accept in writing all of the applicable terms of this Agreement and may require such assignee or transferee to execute any other instruments and agreements and pay any fees desired by the retiring Member. The remaining Member(s) agree(s), at the retiring Member's request, to join with the retiring Member and any such assignee or transferee in the execution of an amendment to this Agreement admitting such assignee or transferee as a Member and, if only a portion of the retiring Member's interest in the Company is being transferred, modifying such terms hereof as are reasonably necessary to allocate, between the retiring Member and such assignee or transferee, such of the retiring Member's rights and obligations hereunder as the retiring Member wishes to allocate. The foregoing procedure for effectuating transfers or assignments of the retiring Member's interest in the Company and the substitution or admission as a Member of the Company of such transferees or assignees shall apply to all such transfers, substitutions and admissions, but shall have no effect after an IPO or with respect to any stock of a corporation into which the Company may be converted pursuant to Article 15. The foregoing restrictions have no application to any new Membership Interests in the Company that are issued pursuant to the terms of this Agreement except and to the extent this Article is made to apply to such Membership Interests after they have been issued by Approval of the Board of Directors and a Majority in Interest. The Members agree that, until an IPO, no Membership Interest or a Member's right to distributions under this Agreement will be transferred to a Prohibited Transferee without the Approval of MasterCard provided MasterCard is then a Member or to a competitor of the Company without the Approval of a Majority in Interest. NDC agrees that, until an IPO, NDC shall not cause of permit any Prohibited Transferee to Beneficially Own any equity or debt security of any Entity which is controlled by NDC (but specifically excluding NDC itself), such that as a result of such Beneficial Ownership such Prohibited Transferee would Beneficially Own any Membership Interest, provided MasterCard is then a Member.

     18.2 SECTION 754 ELECTION. In the event of a transfer of all or part of a Member's interest in the Company, the Company shall elect, at the request of any existing Member or any person being admitted as a Member, to adjust the basis of the Company's assets pursuant to Section 754 of the Code or the corresponding provision of subsequent law. In the case of a newly-admitted Member, the election shall be filed by the Company as constituted prior to such admission. The transferee of the Membership Interest shall pay all costs of preparing and filing such election and for any increased accounting costs thereafter attributable to such election.

                                   ARTICLE 19

                                    DAMAGES

     Any payment of a damage, loss, liability, tax or expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively referred to herein as "Damages") incurred or suffered by the Company with respect to the National Data Group Contributed Assets, or the MasterCard Contributed Assets or the MasterCard Purchased Assets arising out of, or attributable to, any misrepresentation or breach of warranty, covenant or agreement made or to be performed by either Member pursuant to the Purchase Agreement shall not be treated as a transaction between a partner and a partnership. Notwithstanding the foregoing, in the event any National Data Member or MasterCard fails to pay for any Damages in accordance with its obligations under the Purchase Agreement, the amount of such Damages may be withheld from any amount otherwise distributable or payable to such Member hereunder.


                                   ARTICLE 20

                                   PUT RIGHTS

     20.1 PUT RIGHT. At any time after the Closing of the Purchase Agreement and from time to time, but not sooner than the earlier of (a) four (4) years after the date hereof, (b) a Change in Control of the Company, or (c) a knowing or intentional Breach of this Agreement by any National Data Member (a "Put Event") (and no later in the case of clause (a) than the earlier of six (6) years after the date hereof or the completion of an IPO and no later in the case of clause (c) than the completion of an IPO), MasterCard may put to the Company ("Put Right") all or any portion of its Membership Interest in the Company (the "Put Equity"). In addition, an IPO shall be a Put Event for up to fifty percent (50%) of MasterCard's Membership Interest; and three (3) years after the date hereof without an IPO having occurred (but ending this Put Event with the earlier of an IPO or six (6) years after the date hereof) shall be a Put Event for up to fifty percent (50%) of MasterCard's Membership Interest, provided MasterCard must retain the Minimum Equity after the exercise of any and all such Put Rights with respect to the Put Events in this sentence.

     20.2 EXERCISE OF PUT RIGHT. MasterCard's Put Right shall be exercised ("Put") by providing the Company with notice (the "Put Notice") specifying (i) the percentage of its Membership Interest to be put; (ii) the date on which the Put Price (as hereinafter defined) is to be paid (the "Put Date"); and (iii) the proposed Put Price. The Put Notice shall be given at least ninety (90) days in advance of a Put Date. If the event is an IPO, the Put Price shall be due at the initial closing pursuant to the IPO. MasterCard may not exercise more than two (2) Puts during any twelve (12) month period.

     20.3 DETERMINATION OF PUT PRICE. If a Put Event occurs, the value of MasterCard's Membership Interest (the "Put Price") shall be determined as follows:

           (a) in the event of an IPO by the Company, or its successor after a Conversion, that is a Put Event, the Put Price shall be the initial IPO price per share, less Registration Expenses per share that would be payable by MasterCard pursuant to the Registration Rights Agreement of even date herewith if MasterCard were to sell its Put Equity in the IPO, including, but not limited to, any underwriters' commissions or discounts, all as reflected on the cover page of the final prospectus of the IPO, times the number of shares that MasterCard would have been entitled to receive for the Put Equity in the Conversion; and

           (b) in any other event, that is a Put Event, the Put Price shall be approved by MasterCard and GPS, or failing such approval shall be determined by an appraiser appointed by agreement between MasterCard and GPS. If there is no agreement upon a single appraiser within thirty (30) days after notice of the Put Event, the Put Price shall be determined by the majority vote of a board of three (3) appraisers, GPS appointing one
      (1) appraiser, MasterCard appointing one (1) appraiser and the two appointed appraisers appointing the third appraiser. If either of the two appraisers is not so appointed or if the two appraisers refuse or fail to appoint the third appraiser within thirty (30) days after notice of the Put Event, either MasterCard or GPS may request the American Arbitration Association to make the appointments in default in accordance with its rules then obtaining and the parties shall abide by any appointment so made. The appraisers shall determine the value of the Put Equity based on the fair market value of the Company on a stand alone basis without regard to the rights of any controlling person multiplied by the Percentage Ownership Interests in the Put Equity. The costs of the appraisal shall be borne equally by MasterCard and the Company. The Put Date shall be extended to such time after completion of the appraisal as MasterCard may reasonably designate.

           (c) MasterCard may withdraw a Put if the Put Price determined by the appraisal is not satisfactory to MasterCard.

     20.4 PAYMENT OF PUT PRICE. On the Put Date, upon delivery to the Company of Certificates representing the Put Equity, which instrument shall contain a full warranty of title, to the effect that MasterCard has good and marketable title to the Put Equity free and clear of all claims and encumbrances (other than the restrictions created by or provided for in this Agreement), and such other instruments as the Company may reasonably request, the Company shall pay to MasterCard or its designee the Put Price in cash for the Put Equity so delivered. If the Put Event is an IPO, the Put Price (payable in cash) shall be due at the initial closing pursuant to the IPO.

     20.5 TERMINATION OF PUT . All Puts and Calls shall terminate at an IPO except the Put Right provided with respect to the Put Event related to a Change In Control, which shall terminate and be of no further force and effect at any time that (a) MasterCard no longer has any equity interest in the Company or its successor after a Conversion, (b) MasterCard's equity interest in the Company or its successor after a Conversion is tradable in an established market without restrictions pursuant to the federal securities laws, or (c) the aggregate interest of the National Data members in the Company or its successor after a Conversion becomes less than a Majority in Interest as a result of any IPO. In addition after an IPO, but before the earlier of (i) MasterCard's having the right to cause its equity interest in the Company or its successor after a Conversion to be registered under the Registration Rights Agreement, or
(ii) MasterCard's equity interest in the Company or its successor after a Conversion is tradable in an established market without restrictions pursuant to the federal securities laws, if the Company or its successor after a Conversion permits an employee or director of a Prohibited Transferee to become a Director without the Approval of MasterCard, MasterCard will be entitled to treat such permission as a Put Event with respect to its remaining equity interest in the Company or its successors after a Conversion and to exercise its Put Right in respect thereof, but any such Put Right must be exercised within 90 days of such Put Right becoming known to MasterCard.

                                   ARTICLE 21

               RIGHT TO COMPEL SALE; RIGHT TO PARTICIPATE IN SALE

     21.1 OBLIGATION TO SELL. If the National Data Members, in the aggregate and as part of a single transaction, should sell any of their Membership Interests in a bona fide transaction to any Third Party, or if National Data, in the aggregate and as part of a single transaction, should sell issue or cause or permit to be issued any equity or debt securities of any Entity which is controlled by NDC (but specifically excluding NDC itself and the Company), such that, as a result of such sale(s) or issuance(s), the Third Party would, together with such Third Party's Affiliates, Beneficially Own directly or indirectly, more than 50% of the Membership Interests in the Company and on terms such that no National Data Member retains any direct or indirect beneficial interest in or option or right over the Membership Interest(s) being disposed of other than as a bona fide creditor with a bona fide security interest therein and that National Data does not retain any direct or indirect beneficial interest in or option or right over the securities being sold or issued other than as a bona fide creditor with a bona fide security interest therein (a "Sale"), the National Data Members may, at their option, except as set forth below in Section 21.3, require MasterCard to participate in such Sale. National Data shall provide written notice of such Sale to MasterCard ("Sale Notice"). The Sale Notice shall identify the purchaser, the amount of Membership Interest, the consideration for which a sale is proposed to be made (the "Sale Price") and all other material terms and conditions of the Sale. MasterCard shall be required, as set forth below, to tender a percentage of its respective Percentage Ownership Interest equal to the percentage of the aggregate Percentage Ownership Interests of all of the National Data Members that the National Data Members intend to sell. MasterCard shall cooperate with the representative of the National Data Members designated in the Sale Notice and shall deliver all documents the representative may reasonably request that may be required to be executed in connection with such Sale. A transfer under this Article 21 is subject to the provisions of Section 18.1 and any transfer made hereunder without the Approval therein required shall be a transfer solely of the economic portion of such Membership Interest, and references in this
Article 21 to Membership Interest in such context shall be a reference solely to such economic portion, the remaining rights of such Membership Interest continuing to reside in the transferring Member.

     21.2 RIGHT TO PARTICIPATE IN SALE.   For purposes of this Section 21.2
(and the corresponding provisions of the remaining Sections of this Article
21), the requirement in the definition of "Sale" in Section 21.1 that the sale or issuance of equity or debt securities in any Entity controlled by NDC be "as a part of a single transaction" shall not apply prior to a Conversion. If the National Data Members should participate in a Sale, National Data shall give MasterCard a Sale Notice and MasterCard shall have the right and option, exercisable as set forth below, to participate in such Sale pro rata in accordance with its respective Membership Interests based on Percentage Ownership Interests in the Company in the Sale, in which event the Membership Interest(s) or the securities to be sold by the National Data Members or National Data, as the case may be, in the Sale shall be reduced to the extent MasterCard elects to participate and such reduction is required. Within fifteen (15) business days after the date the Sale Notice is given, MasterCard shall provide National Data with written irrevocable notice authorizing National Data to sell or otherwise dispose of MasterCard's Membership Interest pursuant to the terms of the Sale. Delivery of such notice authorizing National Data to sell or otherwise dispose of such Membership Interests shall constitute an irrevocable acceptance of the Sale on the terms set forth in the Sale Notice. After delivery of such notice, MasterCard shall not be entitled to participate in the sale of Membership Interests pursuant to the Sale if it does not execute any agreements, certificates or other documents required to consummate the transfer of the Membership Interests pursuant to this Section. If MasterCard shall have elected not to participate in the Sale, (i) MasterCard will be deemed to have waived any of and all of its rights under this Section 21.2 with respect to the sale or other disposition of its Membership Interests pursuant to the Sale, and
(ii) the National Data Members or National Data, as the case may be, shall have ninety (90) days from the date the Sale Notice is given in which to sell the applicable Membership Interests or securities on terms no more favorable to the National Data Members or National Data than those set forth in the Sale Notice, and in no event at a price higher than that contained in the Sale Notice. MasterCard's sole remedy for a Breach of this provision is to exercise its Put Right pursuant to Section 20.1(c).

     21.3 CONSIDERATION. The consideration to be paid to the National Data Members or National Data, as the case may be, and MasterCard in a Sale shall be their respective share of the Sale Price based upon their respective percentages of the Membership Interests based on Percentage Ownership Interests included in the Sale. In the event the consideration to be paid pursuant to the Sale is (a) other than cash, debt or Marketable Securities or (b) marketable securities of a Prohibited Transferee, unless MasterCard agrees to participate in the Sale, the Company shall be obligated to pay MasterCard's share of the Sale Price to MasterCard in cash. If MasterCard receives cash hereunder, it shall be entitled to use the appraisal procedure with respect to the consideration received by the National Data Members or National Data as set out in Section 20.3(b) (except that the value shall be the fair market value of the consideration received by the National Data Members and shall not be the value of the Company) to determine its appropriate amount of cash. "Marketable Securities" are securities traded on NASDAQ or a national securities exchange or any comparable successor markets for public trading of securities if the number of shares traded in such markets are sufficiently large to permit MasterCard to dispose of its shares reasonably promptly after closing and any holding period for pooling of interest accounting without materially adversely affecting the market price for such shares. The provisions of this Section
21.3 are applicable to the consideration payable to MasterCard in any sale of its Membership Interest in connection with any merger of the Company with, or sale of all or substantially all of the assets or Membership Interests of the Company to, another Entity, and none of the rights, protections, benefits or obligations in this Agreement with respect to Members, including MasterCard and the National Data Members, shall be applicable after a transaction referred to in this sentence.

     21.4 WITHDRAWAL FROM SALE. If, within one hundred twenty (120) days after National Data gives the Sale Notice, the sale of all the Membership Interests subject to the Sale has not been completed, any Member shall be entitled to withdraw its Membership Interest from such Sale and National Data shall not be permitted to require MasterCard to include its Membership Interest in any Sale without again complying with the provisions of this Section. Notwithstanding anything contained in this Article 21 to the contrary, there shall be no liability on the part of the National Data Members or National Data to MasterCard if the Sale of the Membership Interests or securities pursuant to
Section 21.1 or 21.2 is not consummated for whatever reason. Any decision as to whether to sell Membership Interests shall be within the sole and absolute discretion of National Data.

     21.5 PARTICIPATION BY MASTERCARD. MasterCard shall have the right to participate in the closing for the Sale and to inspect all documents executed in connection therewith. Promptly after the consummation of the Sale of the Membership Interests of the National Data Members and MasterCard pursuant to this Article 21, the National Data Members shall remit or cause to be remitted to MasterCard the total consideration for its Membership Interest sold pursuant thereto as computed pursuant to this Article 21, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by MasterCard.

     21.6 PRIORITIES AND TERMINATION. If at any time after notice of a Sale has been given to MasterCard hereunder in good faith, the contemplated Sale involves a pooling of interest accounting and a tax free transaction with respect to the securities serving as consideration in the Sale, exercise of the Put Right could cause the Sale not to qualify for such accounting and the Sale is proceeding to completion in a diligent manner and in good faith, MasterCard shall not be entitled to a Put, provided that this prohibition shall not extend for longer than 90 days after receipt of such Sale notice plus such reasonable time (not to exceed an additional 90 days) as may be necessary to get any regulatory or stockholder approvals that are required for the Sale. In the event MasterCard is prevented from exercising its Put Right because of a proposed Sale during the period commencing on the fifth (5th) anniversary and ending on the sixth (6th) anniversary hereof and the Sale does not occur, the six year limit for exercising the Put Right shall be extended for the period during which MasterCard was prevented from exercising the Put Right pursuant to this section The provisions of this Article 21 shall terminate and have no further force and effect upon an IPO.


                                   ARTICLE 22

                                  ARBITRATION

     22.1 LOCATION AND GOVERNING RULES. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Washington, D.C. under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association (the "AAA"), which Rules are deemed to be incorporated by reference into this Section 22.1. Judgment upon the award rendered by the arbitrators in any such arbitration may be entered in any court having jurisdiction thereof. Except as the arbitrators may otherwise award or assess the expenses of any such arbitration and except as otherwise provided in this Agreement, each party shall bear its own costs and expenses, including the expense of its counsel. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided in Section 24.2 of this Agreement shall be valid and sufficient notice for purposes of such arbitration.

     22.2 SELECTION OF ARBITRATORS.  In any arbitration pursuant to this
Article 22, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members. One arbitrator shall be appointed by a party to the dispute and one arbitrator shall be appointed by the other party to the dispute within sixty (60) days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of the two selected arbitrators and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement. In the event of the failure of said two arbitrators to agree as to the third arbitrator within sixty (60) days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. Notwithstanding the foregoing, in the event that either party shall fail to appoint the arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. For purposes of this Section 22.2, the commencement of the arbitration proceeding shall be deemed to be the date upon which a written demand for arbitration is received by the Washington, D.C. office of the AAA from one of the parties.

                                   ARTICLE 23

                   DISSOLUTION AND LIQUIDATION OF THE COMPANY

     23.1 DISSOLVING EVENTS. Subject to the right, if applicable, to elect to continue the business of the Company pursuant to Section 23.5, the Company shall be dissolved and liquidated in the manner hereinafter provided upon the happening of any of the following events:

          (a)  the agreement of a Majority in Interest to dissolve the Company;

          (b)  the sale of all or substantially all of the Company's assets;

          (c)  the Bankruptcy of the Company;

          (d)  the occurrence of a Disabling Event with respect to a Member; or

          (e)  if not previously terminated, December 31, 2045.

     23.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Section 23.1 hereof which require the Company to be dissolved and liquidated, the Company, unless otherwise required by the Act, shall apply and distribute any Liquidation Proceeds in the following manner and in the following order of priority:

          (a) to the payment of the debts and liabilities of the Company (other than the capital accounts of the Members) and to the expenses of liquidation in the order of priority as provided by law; then

          (b) to the establishment of any reserves deemed reasonably necessary by Approval of the Board of Directors for the payment of any contingent or unforeseen liabilities or obligations of the Company and, at the expiration of such period as reasonably deemed advisable by Approval of the Board of Directors , the balance of such reserves shall be applied and distributed in the manner hereinafter provided in this Section 23.2; then

          (c) to the Members in proportion to, and in payment of, the remaining respective capital accounts of the Members as of the date of distribution, as adjusted and computed pursuant to Article 9 and any other applicable provisions hereof through the anticipated liquidation of the Company.

     23.3 REASONABLE TIME FOR LIQUIDATING. A reasonable time shall be allowed for the orderly liquidation of the Company's assets pursuant to Section 23.2 hereof in order to reduce the risk of losses which might be attendant upon such a liquidation.

     23.4 DATE OF LIQUIDATION. The Company shall be deemed liquidated and wound up when all of its assets shall have been applied and distributed in accordance with the provisions of Section 23.2 hereof. The establishment of any reserves in accordance with the provisions of Section 23.2 hereof shall not have the effect of extending the duration of the Company, but any such reserves shall be distributed in the manner provided in Section 23.2 hereof upon expiration of the period of such reserve.

     23.5 RIGHT TO CONTINUE BUSINESS. Upon an event of Dissolution, the Members shall have the right pursuant to Section 14-11-602(4) of the Act to continue the Company by written consent of a Majority in Interest.


                                   ARTICLE 24

                               GENERAL PROVISIONS

     24.1 WAIVER OF RIGHT OF PARTITION. Each of the Members does hereby agree to and does hereby waive any right such Member may otherwise have to cause any of the Company's assets to be partitioned among the Members or to file any complaint or to institute any proceeding at law or in equity seeking to have any such assets partitioned.

     24.2 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

             (a) If to MasterCard:

                 MasterCard International Incorporated
                 2000 Purchase Street
                 Purchase, New York 10577-2509
                 Attn:  William I Jacobs
                        Executive Vice President
                 Telephone:  (914) 249-5200
                 Telecopier:  (914) 249-5475

     with a copy (which shall not constitute notice) to:

                 MasterCard International Incorporated
                 2000 Purchase Street
                 Purchase, New York 10577-2509
                 Attn:  Robert E. Norton, Jr., Esq.
                        General Counsel
                 Telephone:  (914) 249-5301
                 Telecopier:  (914) 249-4262

     with a copy (which shall not constitute notice) to:

                 Rogers & Wells
                 200 Park Avenue
                 New York, New York  10166
                 Attn:  John A. Healy, Esq.
                 Telephone:  (212) 878-8000
                 Telecopier:  (212) 878-8375

             (b) If to any National Data Member:

                 National Data Corporation
                 National Data Plaza
                 Atlanta, Georgia 30329-2010
                 Attn:  Mr. Robert A. Yellowlees
                        Chief Executive Officer
                 Telephone:  (404) 728-2000
                 Telecopier:  (404) 728-3509

     with a copy (which shall not constitute notice) to:

                 National Data Corporation
                 National Data Plaza
                 Atlanta, Georgia 30329-2010
                 Attn:  E. Michael Ingram, Esq.
                 General Counsel
                 Telephone:  (404) 728-2504
                 Telecopier:  (404) 728-2551

     with a copy (which shall not constitute notice) to:

                 Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street
                 Atlanta, Georgia  30309
                 Attention:  B. Harvey Hill, Jr., Esq.
                 Telephone:  (404) 881-7446
                 Telecopier:  (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 24.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     24.3 MODIFICATIONS. No change or modification of this Agreement or the Articles shall be valid or binding upon the Members, nor shall any waiver of any term or condition hereof, unless such change, modification or waiver shall be in writing and signed by all of the Members.

     24.4 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Members, their legal representatives, permitted transferees, heirs, successors and permitted assigns.

     24.5 COUNTERPARTS. For the convenience of the Members, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

     24.6 CONSTRUCTION. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Georgia, without reference to conflicts of laws or choice of laws provisions thereof. The titles of the Articles and Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     24.7 EXHIBITS. Any and all exhibits which are referenced herein and attached hereto are incorporated herein by this reference.

     24.8 SECTIONS. References herein to specific sections shall be deemed to refer to sections of this Agreement, unless otherwise provided.

     24.9 TIME OF ESSENCE. Time is of the essence of this Agreement and each and every provision hereof.

     24.10 ADDITIONAL DOCUMENTS AND ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

     24.11 TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     24.12 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     24.13 COMPLETE AGREEMENT. This Agreement together with the Purchase Agreement constitutes the complete and exclusive statement of the agreement between the Members with respect to the operation of the Company. This Agreement supersedes all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever. It is agreed that no Member has rendered any services to or on behalf of either the other Members or the Company and that no Member shall have any rights with respect to any services which might be alleged to have been rendered.

     24.14 LEGEND. Each certificate representing a Membership Interest shall be endorsed with the following legend:

     PURCHASERS OF MEMBERSHIP INTERESTS ("INTERESTS") IN GLOBAL PAYMENT SYSTEMS LLC (THE "COMPANY") WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE INTERESTS HAVE NOT BEEN REGISTERED (I) UNDER ANY STATE SECURITIES LAW (THE "STATE ACT"), OR (II) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), AND NEITHER

     THE INTERESTS NOR ANY PART THEREOF MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 18 OF THE OPERATING AGREEMENT OF THE COMPANY, WHICH RESTRICT THE TRANSFER OF INTERESTS, AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER EACH APPLICABLE STATE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION
     STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT
     FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH
     REGISTRATION OTHERWISE IS NOT REQUIRED.

     THESE INTERESTS, IF CONSTITUTING SECURITIES UNDER APPLICABLE LAW, HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
     SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                         [Signatures on following page]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized signatory, effective as of the date first set forth above.

                                        MASTERCARD INTERNATIONAL
                                        INCORPORATED



                                        By:
                                            -------------------------------
                                            William I Jacobs
                                            Executive Vice President




                                        GPS HOLDING LIMITED PARTNERSHIP


                                        By: National Data Corporation,
                                              its General Partner

                                        By:
                                            -------------------------------
                                            E. Michael Ingram
                                            Senior Vice President




                  [signatures continued on the following page]

THIS IS THE FIRST SIGNATURE PAGE OF THAT CERTAIN OPERATING AGREEMENT OF GLOBAL
               PAYMENT SYSTEMS LLC DATED AS OF MARCH 31, 1996

                                        NDC INTERNATIONAL, LTD.


                                        By:
                                            -------------------------------
                                            E. Michael Ingram
                                            Secretary


                                        NATIONAL DATA CORPORATION OF
                                        CANADA, LTD.


                                        By:
                                            -------------------------------
                                            E. Michael Ingram
                                            Secretary


                                        NATIONAL DATA PAYMENT SYSTEMS, INC.


                                        By:
                                            -------------------------------
                                            E. Michael Ingram
                                            Secretary


                                        NATIONAL DATA CORPORATION

                                        By:
                                            -------------------------------
                                            E. Michael Ingram
                                            Senior Vice President


          THIS IS THE SECOND SIGNATURE PAGE OF THAT CERTAIN OPERATING AGREEMENT OF GLOBAL PAYMENT SYSTEMS LLC DATED AS OF MARCH 31, 1996

                              OPERATING AGREEMENT

                                   EXHIBIT A

     Pursuant to Section 8.1 of the Operating Agreement, the additional charges for loans from any Entity in the National Data Group (or any Affiliate thereof) shall be equal to the pro rata portion of out-of-pocket costs incurred by such Entity (or such Affiliate) with respect to such loans including, without limitation, the pro rata portion of any loan commitment, legal fees and expenses and other fees.

                                                                      EXHIBIT G


                                 April 1, 1996



MasterCard International Incorporated
2000 Purchase Street
Purchase, New York 10577-2509
Ladies and Gentlemen:

     I am general counsel to National Data Corporation, a Delaware corporation ("NDC"). In connection with and pursuant to Section 11.7 of the Asset Purchase and Contribution Agreement, dated as of February 22, 1996, as amended (the "Agreement"), by and among NDC, NDC International, Ltd., a Georgia corporation ("NDCI"), National Data Payment Systems, Inc., a New York corporation ("NDPS"), National Data Corporation of Canada, Ltd., a Canadian corporation ("NDC Canada," and together with NDCI and NDPS, the "Subsidiaries"), GPS Holding Limited Partnership, a Georgia limited partnership ("Holding"), MasterCard International Incorporated, a Delaware corporation ("MasterCard") Global Payment Systems LLC, a Georgia limited liability company ("GPS") (formerly named POS Acquisition Company LLC), and Global Payment Holding Company, a Delaware corporation ("GPHC"), I have been requested by NDC to furnish you with this opinion.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions ("Interpretive Standards") adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. A copy of the Interpretive Standards is attached to this letter as Appendix 1. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or the Agreement.

     In connection with this opinion letter I have reviewed or relied upon only the following:

            (i) a fully executed counterpart of the Agreement (including Amendment No. 1 thereof dated April 1, 1996), the Operating Agreement (the "Operating Agreement"), the Service Agreement between NDCI and GPS (the "NDCI Service Agreement"), the Service Agreements between NDC and GPS (the "NDC Service Agreements") (collectively, the NDCI Service Agreement and the NDC Service Agreements are hereinafter referred to as the "Service Agreements"), the MasterCard Transition Services Agreement (the "Transition Agreement"), the Registration Rights Agreement and the Assignment and Assumption Agreement between GPS and MasterCard (the "Assignment and Assumption Agreement") (the Operating Agreement, the Service Agreements the Transition Agreement, the Registration Rights Agreement and the Assignment and Assumption Agreement are collectively referred to as the "Transaction Agreements");

MasterCard International Incorporated
April 1, 1996
Page 2


            (ii) those certain Bills of Sale from NDC to GPHC, from NDC to Holding, from Holding to GPS, from GPHC to Holding, from NDPS to GPS and from NDC Canada to GPS, each of which is dated April 1, 1996 (collectively, the "Bills of Sale"), those certain Assignment and Assumption Agreements by and between NDC and GPHC, by and between GPHC and Holding, by and between NDC and Holding, by and between Holding and GPS, by and between NDCI and GPS, and by and between NDPS and GPS, each of which is dated April 1, 1996 (collectively, the "Assignment and Assumption Agreements" and together with the Bills of Sale, the "Intercompany Transfer Documents");

            (iii) the factual representations made by NDC, the Subsidiaries, Holding, GPHC and MasterCard in the Transaction Documents;

            (iv) the Restated Certificate of Incorporation of NDPS, as amended through the date hereof;

            (v) the Certificate of Incorporation of NDC, as amended through the date hereof;

            (vi) the Restated Certificate of Incorporation of NDCI, as amended through the date hereof;

            (vii) the Certificate of Incorporation of GPHC dated March 27, 1996, as file stamped by the Secretary of State of Delaware;

            (viii) the limited partnership agreement of Holding;

            (ix) the Certificate of Limited Partnership of Holding dated March 29, 1996 certified by the Secretary of State of Georgia;

            (x)     the Bylaws of NDC;

            (xi)    the Bylaws of NDCI;

            (xii)   the Bylaws of GPHC;

            (xiii) a Certificate of Subsisting Corporation with respect to NDPS dated March 27, 1996 certified by the Secretary of State of New York;

            (xiv) a Certificate of Existence with respect to NDCI dated April 1, 1996 certified by the Secretary of State of Georgia;

            (xv) a Certificate of Good Standing with respect to NDC dated March 14, 1996 certified by the Secretary of State of Delaware;

MasterCard International Incorporated
April 1, 1996
Page 3

            (xvi) a review of the minutes and consent action of the Board of Directors of NDC, NDCI, NDPS and GPHC; and

            (xvii) a review of the minutes and consent action of the Shareholders of NDPS and GPHC.


     I have made no independent investigations with regard thereto and, accordingly, do not express any view or belief as to matters that might have been disclosed by independent verification.

     The opinions set forth herein are limited to the laws of the States of Georgia, the corporate laws of the State of Delaware and applicable federal laws.

     Based upon and subject to the foregoing, I am of the opinion that:

          1. Each of NDC and GPHC is existing and in good standing under the laws of the State of Delaware. NDCI is existing and in good standing under the laws of the State of Georgia. NDPS is a subsisting corporation under the laws of the State of New York. Holding is a limited partnership existing and in good standing under the laws of the State of Georgia.

          2. Each of NDC, NDCI, GPHC and Holding has the power and authority to execute and deliver the Transaction Agreements and the Intercompany Transfer Documents, as applicable, and to perform its respective obligations thereunder, and to own and use its respective Assets, including its respective portion of the Parent Contributed Assets.

          3. Each of NDC, NDCI, GPHC and Holding has duly authorized the execution and delivery of the Transaction Agreements and the Intercompany Transfer Documents to which it is a party and all performance by it thereunder and each of NDC, NDCI and Holding has duly executed and delivered the Transaction Agreements and the Intercompany Transfer Documents to which it is a party.

          4. No consent, approval, authorization or other action by, or filing with, any governmental authority pursuant to the laws of the State of Georgia, federal laws or pursuant to the corporate laws of the States of Delaware is required for the execution and delivery of the Transaction Agreements and the Intercompany Transfer Documents to which NDC, NDCI, GPS or Holding is a party or the consummation of the transactions contemplated thereby.

          5. Each of the Transaction Agreements and the Intercompany Transfer Documents is enforceable against each of NDC, NDCI, GPHC and Holding, as applicable.

MasterCard International Incorporated
April 1, 1996
Page 4



     This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without my prior written consent.

                                             Very truly yours,


                                             E. Michael Ingram
                                             General Counsel
                                             National Data Corporation

                                April 1, 1996


MasterCard International Incorporated
2000 Purchase Street
Purchase, New York 10577-2509

Ladies and Gentlemen:

     We have served as legal counsel to National Data Corporation ("NDC") in connection with the Asset Purchase and Contribution Agreement, dated as of February 22, 1996, as amended (the "Agreement"), by and among NDC, NDC International, Inc. ("NDCI"), National Data Payment Systems ("NDPS"), National Data Corporation of Canada, Ltd. ("NDC Canada," and together with NDCI and NDPS, the "Subsidiaries"), GPS Holding Limited Partnership ("Holding"), MasterCard International Incorporated ("MasterCard") and Global Payment Systems LLC (formerly named POS Acquisition Company LLC)(the "Company"). We have been requested by NDC to furnish you with this opinion pursuant to Section 11.7 of Agreement.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions ("Interpretive Standards") adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. A copy of the Interpretive Standards is attached to this letter as Appendix 1. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or the Agreement.

     In the capacity described above, we have considered such matters of law and fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of NDC and the Company, certificates of officers and representatives of NDC and the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions herein set forth. In such consideration we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us, and (except where this opinion expressly addresses execution and delivery) the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied as to factual matters upon the representations and warranties contained in certificates and statements of officers and representatives of NDC and certain public officials and upon the accuracy and completeness of the representations and warranties of the parties to the Agreement. We have made no independent investigations with regard thereto and, accordingly, do not express any view or belief as to matters that might have been disclosed by independent verification.

     The opinions set forth herein are limited to the laws of the State of Georgia.

MasterCard International Incorporated
April 1, 1996
Page 2



     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company was duly organized as a limited liability company and is existing and in good standing under the laws of the State of Georgia.

          2. The Company has the power and authority to execute and deliver the Agreement, the Parent Services Agreement, the Registration Rights Agreement, the NDCI Service Agreement, the Seller Transition Services Agreement, the Newco Subleases, the Assignment and Assumption Agreement (all as such terms are defined in the Agreement) and the Assignment and Assumption Agreement (collectively, all such agreements are referred to as the "Transaction Agreements"), and to perform its obligations thereunder, and to own and use its assets.

          3. The Company has duly authorized the execution and delivery of the Transaction Agreements and all performance by the Company thereunder and has duly executed and delivered the Transaction Agreements.

          4. No consent, approval, authorization or other action by, or filing with, any governmental authority of the State of Georgia is required for the Company's execution and delivery of the Transaction Agreements and consummation of the transactions contemplated thereby.

          5. The Agreement, the Parent Services Agreement, the
     Registration Rights Agreement, the NDCI Service Agreement, the Seller Transition Services Agreement, the Assignment and Assumption Agreement and the Newco Assignment and Assumption Agreement are enforceable against the Company.

          6. The Newco Subleases, solely to the extent governed by Georgia law, if at all, are enforceable against the Company.

     This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                              Very truly yours,



                                              Alston & Bird

                                   EXHIBIT J

                               NDC INTERNATIONAL
                          CONTRACTS REMAINING WITH NDC



 #          Customer Name                    Service
- ---         -------------                    -------
 1          Arab Banking Corporation         CMX Services
 2          ABN AMRO Bank N.V.               CMX Services
 3          Allied Irish Bank                CMX Services
 4          Banco Di Roma                    CMX Services
 5          Christiania Bank                 CMX Services
 6          Christiania New York Branch      CMX Services
 7          Christiania Bank Singapore       CMX Services
 8          Dresdner Bank AG                 CMX Services
 9          Fides Trust Company              CMX Services
10          Girobank Plc                     CMX Services
11          lbstock Building Products Ltd    CMX Services
12          Ing Bank                         CMX Services
13          Matheson Bank                    CMX Services
14          Unilever                         CMX Services
15          Lloyds Bank Plc                  CMX Services
16          Nordbanken                       CMX Services
17          National Westminster Bank        CMX Services
18          Royal Bank of Canada             CMX Services
19          The Royal Bank of Scotland       CMX Services
20          Ulster Bank Limited              CMX Services

                                                                      EXHIBIT K


                         SOFTWARE LICENSE AGREEMENT


     This SOFTWARE LICENSE AGREEMENT (this "Agreement") made this 31st day of March,1996 (the "Effective Date"), by and between NDC International, Ltd., a Georgia corporation with its principal offices located at _____________________________________________________, (hereinafter referred to as "Licensor"), and GLOBAL PAYMENT SYSTEMS LLC, a Georgia limited liability company, with its principal offices located at 4 Corporate Square, Atlanta, Georgia 30329-2010, (hereinafter referred to as "Licensee").

     WHEREAS, Licensor has developed, or otherwise has rights to, the computer software products and documentation described on Exhibit A, and desires to license these products and documentation to Licensee, and

     WHEREAS, Licensee desires to obtain the benefits of such a license, in return for which Licensee is willing to abide by the obligations set forth in this Agreement.

     NOW THEN, for good and valuable consideration, including but not limited to the license granted in accordance with this Agreement by Licensor to Licensee, the parties hereto agree as follows:


                        SECTION 1:  GRANT OF LICENSE

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants and Licensee accepts: (1) a worldwide, fully paid, transferable, exclusive license to install, use, execute, reproduce, modify, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on, the computer program products, both in object and source code (to the extent such source code exists as of the Effective Date), described on Exhibit A, together with any related documentation (the "Software"); and (2) the right to authorize others to do any of the former. Exhibit A is attached hereto and incorporated herein by reference.

1.2 Limitations. In addition to those terms and conditions elsewhere in this Agreement, Licensee's right and license to possess and use the Software is and shall remain subject to the following limitations:

   (i) Licensee shall take all reasonable precautions, which will be at least equal to those precautions that Licensee takes to protect its own valuable and proprietary information, to prevent persons who are not acting pursuant to Licensee's authorization from obtaining access to or use of the Software.

   (ii) Licensee shall not cause or knowingly allow violation of any of Licensor's patents, copyrights, trademarks, trade secrets or other proprietary rights related to the Software.

   (iii) The Software may be subject to certain export restrictions. Licensee will not cause or knowingly allow the Software to be exported, re-exported, or imported to any country, except in compliance with all applicable laws, including United States Export Administration Regulations.

   (iv) Licensee agrees to pay any and all applicable taxes (including sales, use and value-added taxes) arising out of this Agreement or the license and delivery of the Software hereunder, except for income taxes payable by Licensor arising out of the conduct of Licensor's business generally. Any taxes payable by Licensee hereunder shall be paid directly by Licensee where appropriate, or shall be reimbursed to Licensor on a timely basis after receipt by Licensee of a tax statement or other explanation of the tax and evidence of Licensor's payment of the same.

   (v) Licensee acknowledges that certain of the Software may consist of software licensed to Licensor by third parties (the "Third Party Software"). Licensee agrees that its use of any Third Party Software, and the rights granted in such Third Party Software to Licensee under this Agreement, shall be subject to the terms and conditions of any applicable license agreements that Licensor has with such third parties. Licensor represents and warrants that Licensee has the rights to utilize such Third Party Software.


                       SECTION 2:  PROPRIETARY RIGHTS

2.1 Ownership. Licensee agrees that Licensor retains exclusive ownership of the trademarks represented by its company name and logo and product names including, but not limited to, the Software. Licensee also agrees that all techniques, algorithms and processes contained in the Software or any modification or extraction thereof constitute patents, copyrights or trade secrets of Licensor and will be safeguarded by Licensee. In no event shall Licensee exercise less than due diligence and care in accordance with the laws of the country of purchase and international law, whichever operates to best protect the interest of Licensor. Licensee agrees that the failure to protect the Software will actually and materially damage Licensor. Licensee agrees that in the event Licensee breaches this Agreement, Licensee will be liable for damages as may be determined by a court of competent jurisdiction or shall be subject to injunction. Licensee also agrees not to remove or modify any Licensor trademarks, service marks, logos, proprietary notices or other product identification incorporated within the Software.

2.2 Modifications. Any modifications made to the Software by Licensee, including all intellectual property rights therein, shall be owned exclusively by Licensee.


                       SECTION 3:  TRANSFER OF RIGHTS

     Either party may transfer its rights under this Agreement to any third party (a "Transferee"), so long as the Transferee agrees in writing to be bound by all of the provisions of this Agreement applicable to the transferring party. Licensor shall not transfer any of its rights hereunder to a non-affiliate without first providing Licensee with the opportunity to have such rights transferred to Licensee on the same terms and conditions as proposed to be transferred to the non-affiliate.


         SECTION 4:  NO WARRANTY; LIMITATION OF LIABILITY; INDEMNITY

4.1 No Warranty. LICENSEE ACCEPTS THE SOFTWARE "AS IS" AND "WITH ALL FAULTS". LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WITH REGARD TO THE PERFORMANCE OF THE SOFTWARE OR ACCURACY OF THE RESULTS OBTAINED FROM THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT INSURE UNINTERRUPTED OPERATION OF THE SOFTWARE OR THAT THE SOFTWARE WILL MEET ANY PARTICULAR REQUIREMENTS OF LICENSEE OR ANY OTHER PARTY. It is the sole responsibility of the Licensee to evaluate whether the Software is appropriate for its particular circumstances and to monitor continually the suitability of the Software. SHOULD THE SOFTWARE PROVE DEFECTIVE, LICENSEE AND ITS DISTRIBUTEES AND LICENSEES ASSUME THE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. LICENSOR REPRESENTS AND WARRANTS THAT THE SOFTWARE AS DELIVERED TO LICENSEE UNDER THIS AGREEMENT WILL NOT INFRINGE ANY VALID AND EXISTING INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.

4.2 Limitation of Liability. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL LICENSOR, OR ANY OTHER PERSON WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THE SOFTWARE, BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY GENERAL, DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES OF ANY CHARACTER ARISING OUT OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SOFTWARE, INCLUDING BUT NOT LIMITED TO PERSONAL INJURY, TANGIBLE OR INTANGIBLE PROPERTY DAMAGE, LOSS OF PROFITS, LOSS OF DATA, OUTPUT FROM THE SOFTWARE OR DATA BEING RENDERED INACCURATE, FAILURE OF THE SOFTWARE TO OPERATE WITH ANY OTHER PROGRAMS, DAMAGES FOR LOSS OF GOODWILL, BUSINESS INTERRUPTION, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER DAMAGES OR LOSSES OF WHATEVER NATURE, EVEN IF LICENSOR HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

4.3 Indemnity. Licensee shall defend, indemnify and hold harmless Licensor from any claim, demand, liability, damage award, suit, judgment, or other legal action (including reasonable attorneys' fees) arising out of Licensee's, or its distributee's or licensee's, use, distribution, modification, or duplication of the Software.


                        SECTION 5:  TERM AND TERMINATION

5.1 Term. Unless otherwise terminated as provided herein, the initial term of this Agreement is twenty (20) years, beginning on the Effective Date. The Agreement shall be automatically renewed for successive five (5) year terms (up to a total of ten (10) renewal terms) upon the termination of the initial term or any renewal term.

   5.2 Termination Rights. This Agreement may be terminated by Licensee without cause upon thirty (30) days prior written notice to Licensor.

5.3 Effects of Termination. Upon any termination or expiration of this Agreement, Licensee shall immediately and permanently cease all use of the Software. Licensee shall remove all Software from its computers and shall return all Software to Licensor (including all copies) within thirty (30) days after any termination hereof, or provide a written statement certifying that all Software in its possession or under its control (including all copies) has been destroyed.

5.4 Remedies. Subject to the limitations upon liability and available remedies set forth herein, each party shall be entitled to exercise all remedies available at law or in equity for any breach of this Agreement.

5.5 Survival. Termination of this Agreement shall not affect the covenants and obligations of the parties that, by their express terms, are intended to apply upon or after termination, or any obligations that have accrued prior to the date of termination.

5.6 Non-competition. Licensor agrees that for a period commencing on the date hereof and ending upon termination of this Agreement, Licensor will not, either directly or indirectly (including through any Affiliate other than through Licensee), own, manage, control or operate or participate in the ownership, management, operation or control of, any business whether in corporate proprietorship or partnership form or otherwise, which is engaged in the business of utilizing the Software to provide cash management or other financial services.

5.7 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, Licensor has the unequivocal right to obtain timely injunctive relief to protect the property rights of Licensor, damages being an insufficient remedy of Licensor under such circumstances. Licensee shall also have the unequivocal right to obtain timely injunctive relief to protect its rights under Section 5.6, damages being an insufficient remedy of Licensee under such circumstances.


                          SECTION 6:  MISCELLANEOUS

6.1 Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Georgia, without reference to conflict of laws principles and without regard to the United Nations 1980 Convention on Contracts for the International Sale of Goods and any amendments thereto. To the extent any part of this Agreement is invalidated by court or legislative action of competent jurisdiction, the remainder of this Agreement shall nevertheless remain binding and enforceable.

6.2 Merger. This Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

6.3 Amendments. This Agreement may be amended only in writing and by mutual consent of the parties hereto.

6.4 Waiver. The failure of either party to strictly enforce any rights set forth in this Agreement, or granted at law or in equity, shall in no way be construed to be a waiver of such right.

6.5 Notices. All notices required by or relating to this Agreement shall be in writing and shall be sent to the parties to this Agreement at their addresses set forth on the first page hereof, or to such other address as either party may substitute by written notice to the other.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterpart originals as of the Effective Date by their respective duly authorized representatives.


                                    LICENSOR:

                                    NDC INTERNATIONAL, LTD.


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------
                                    Date:
                                          -------------------------------------

                                    LICENSEE:

                                    GLOBAL PAYMENT SYSTEMS LLC


                                    By:  GPS Holding Limited Partnership, a
                                         Member

                                    By:  National Data Corporation, its General
                                         Partner

                                    By:
                                         --------------------------------------
                                         E. Michael Ingram
                                         Senior Vice President

                                  EXHIBIT A
                             TO SOFTWARE LICENSE

Software Description:

1. That software commonly known as "PC NETS" which is a microcomputer based program that performs functions such as corporate cash management, financial information transfers and electronic data interchange.

                                                                      EXHIBIT L




                     S U B L E A S E   A G R E E M E N T


     THIS SUBLEASE AGREEMENT ("Sublease") is made this _____ day of _______, 1996 between NDC International Ltd. ("Sublandlord"), and Global Payment Systems LLC, a Georgia limited liability company ("Subtenant").

                              R E C I T A L S:

     WHEREAS, Commission for the New Towns as Landlord ("Prime Landlord") and Sublandlord, as Tenant did enter into a certain Lease (together with any certain amendments or modifications thereof, the "Prime Lease"), dated _________, for the lease by Sublandlord of certain space (the "Sublandlord's Premises") more particularly described in the Prime Lease and located in Prime Landlord's building (the "Building") known as Peterscourt Building, Peterscourt City Road, Peterborough, Cambridgeshire, England. Sublandlord and Subtenant desire to enter into this Sublease, pursuant to which Subtenant will lease from Sublandlord, and Sublandlord will lease to Subtenant, a portion of Sublandlord's Premises.

     NOW THEREFORE, for and in consideration of the mutual covenants and obligations:

     1. SUBLEASED PREMISES. Sublandlord does hereby lease to Subtenant, and Subtenant leases and rents from Sublandlord, up to 90% of the Sublandlord's Premises (the "Subleased Premises"). The Subleased Premises are being leased by Sublandlord to Subtenant in their condition existing on the date hereof "AS IS", and Sublandlord shall not be obligated to construct any demising walls or make any improvements whatsoever with regard to the Subleased Premises. Subtenant shall be obligated to construct any demising walls necessary on the Subleased Premises at its own expense and cost.

     This Sublease shall also include all of the furniture, fixtures, equipment and improvements thereon located on the Subleased Premises owned by Sublandlord.

     2. TERM. The term of this Sublease shall commence on the date first above written (the "Commencement Date") and shall end at the expiration of the term of the Prime Lease. Subtenant may cancel this Sublease at any time upon ninety
(90) days' notice to Sublandlord.

     3. RENT. Subtenant shall pay to Sublandlord a monthly base rent (the "Base Rent") equal to Subtenant's Share of rent, additional rent and other obligations of Sublandlord payable to the Prime Landlord under the Prime Lease, with respect to each month during the term of this Sublease, prorating such obligations as may be required to the term of this Sublease, and adjusting such amounts, from time-to-time as they may be adjusted between Prime Landlord and Sublandlord under the Prime lease, all without offset, deduction or abatement, except as otherwise expressly provided for herein. The Base Rent shall be payable by Subtenant to Sublandlord in advance on or before the first day of each calendar month during the term of this Sublease with appropriate prorations for partial months. The Base Rent, together with any and all other amounts from time to time due under this Sublease from Subtenant to Sublandlord, is hereinafter referred to collectively as the "Rent".

     If Subtenant fails to pay any installment of the Rent, within five (5) business days following Subtenant's receipt of notice of Sublandlord's non-receipt of such payment to help defray the additional cost to Sublandlord for processing such late payments, Subtenant shall pay, upon receipt of a written notice from Sublandlord, to Sublandlord, a late charge of four percent (4%) of such amount plus interest from and after the due date of such rent computed at a rate of eighteen percent (18%) per annum for the number of days from the due date until the unpaid amount plus the late charge has been paid in full.

     4. RELATIONSHIP TO PRIME LEASE. This Sublease and Subtenant's rights hereunder are expressly subject to and subordinate to the Prime Lease. Subtenant shall not allow any action or omission of Subtenant, its employees, agents, contractors or affiliates, to place Sublandlord in default or at risk of being declared in default under the Prime Lease. Sublandlord shall not allow any action or omission of Sublandlord, its employees, agents, contractors or affiliates to place either Sublandlord or Subtenant in default under the Prime Lease.

     5. USE. The Subleased Premises shall be used and occupied by Subtenant as office space for the purpose of conducting computer data operations and for related uses specifically permitted under the Prime Lease and for no other purposes. Subtenant will not occupy or use, nor permit to be occupied or used, any portion of the Subleased Premises for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which is not in compliance with the foregoing and which will increase the rate of fire insurance on the Sublandlord's Premises or the Building, and if, by reasons of acts of Subtenant inconsistent with the foregoing, there shall be any increase in the rate of insurance on the Sublandlord's Premises or the Building or its contents created by Subtenant's acts or conduct of business, Subtenant shall pay the amount of such increase on demand.

     6. REQUIREMENTS OF LAW. Subtenant at its sole expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law. Notwithstanding the foregoing, Subtenant shall not be required to comply with any applicable law if such compliance would necessitate improvements or changes being made to the Subleased Premises and such improvements or changes are required to be made by all other tenants of the Building, provided the cause for such improvements or changes is not related to Subtenant's specific manner and use of the Subleased Premises, in such case, Sublandlord shall make such improvements and changes to the Subleased Premises or use Sublandlord's reasonable efforts to cause the Prime Landlord to do so, provided that Subtenant shall have no obligation to pay rent at any time that the Subleased Premises become substantially unusable for Subtenant's normal operations as a result of such lack of compliance unless caused by Subtenant.

     7. SERVICES AND REPAIRS. (a) Under the Prime Lease, Prime Landlord has agreed to furnish certain services to Sublandlord's Premises. The times and days on which such services shall be provided are set forth in such Prime Lease and any attachment thereto. Sublandlord shall use reasonable efforts not to block the provisions of such services to Subtenant and to cause Prime Landlord to provide those services which Prime Landlord provides to Sublandlord, but failure to any extent to furnish or any stoppage of these defined services, resulting from causes beyond control of Sublandlord or from any cause not the fault of Sublandlord, shall not render Sublandlord liable in any respect for damages to person, property or business, nor be construed as an eviction of Subtenant or work an abatement of rent, nor relieve Subtenant from fulfillment of any covenant or agreement hereof except payment of Rent if the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such lack of service and as a result thereof Sublandlord is relieved of its obligation to pay Rent under the Prime Lease. Notwithstanding anything to the contrary herein, Subtenant shall be entitled to a pro rata share of any rent abatement received by Sublandlord from Prime Landlord in accordance with Paragraph 5(a) of the Prime Lease. Subtenant shall pay to Sublandlord within twenty (20) days such charges as Sublandlord may reasonably prescribe based on a reasonable portion of Prime Landlord's charges and Sublandlord's costs for any electric service requested by Subtenant and supplied by Sublandlord or Prime Landlord, for heat or air conditioning service for times other than as set forth in the Prime Lease or for computers and other electrical equipment or other electric service deemed by Prime Landlord not to be standard.

     (b) Under Paragraph 5.3.1 of the Prime Lease, Prime Landlord has agreed to keep and maintain in good condition the Common Parts, Retained Parts, Structure, Service Installations and roofs of the Building adequately renewed, repaired, maintained, heated, cleaned and lighted. Sublandlord shall use reasonable efforts to cause Prime Landlord to provide above defined services to Subtenant. Provided Sublandlord has used reasonable efforts to cause Prime Landlord to provide such services, Sublandlord shall have no responsibility for the foregoing obligations of Prime Landlord and shall have no liability if such services have not been provided, but Subtenant shall have no obligation to pay Rent at any time that the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such lack of repair provided that during such period Sublandlord is relieved of its obligation to pay Rent under the Prime Lease.

     8. SUBTENANT'S REPAIRS AND ALTERATIONS. (a) Subtenant shall not in any manner deface, damage or injure the Subleased Premises or the Building, and shall pay the cost of repairing any damage or injury done to the Subleased Premises or the Building or any part thereof by Subtenant or Subtenant's agents, employees, contractors, customers or invited guests. Subtenant shall during the term of this Sublease take good care of the Subleased Premises and keep them free from waste of any kind. Subtenant shall keep the Subleased Premises in good condition and make all necessary repairs, subject to Sublandlord's and Prime Landlord's obligations under Paragraph 7(b) hereof. At the expiration or earlier termination of this Sublease, Subtenant shall deliver to Sublandlord the Subleased Premises with all improvements thereon in good repair and condition, reasonable wear and tear, casualty and condemnation excepted. Subtenant shall not make or allow to be made any alterations, additions or improvements in or to the Subleased Premises without the prior written consent of Sublandlord which consent unless the consent of the Prime Landlord is required, as hereinafter contemplated, shall not be unreasonably withheld, conditioned or delayed if the aggregate cost of restoration of all changes and alterations to be made by such tenant under this Sublease shall not exceed $50,000.00 or if the aggregate cost of restoration shall exceed such amount, such consent shall not be unreasonably withheld, conditioned or delayed other than the agreement of Subtenant to pay such excess amount of restoration cost may be imposed as a condition to such approval. Any such work shall be done at Subtenant's sole expense and without the creation of mechanics' or materialmen's liens. If such alterations, additions or improvements would require Prime Landlord's written consent prior to their performance by Sublandlord under the Prime Lease, then Sublandlord may at its sole discretion withhold its consent to Subtenant's performance of such alterations, additions or improvements, until receipt of Prime Landlord's written consent, provided, however that Sublandlord shall use reasonable and timely efforts to obtain Prime Landlord's written consent for such alterations, additions or improvements. Notwithstanding the foregoing, for structural alterations, additions, or improvements, Sublandlord shall respond promptly to Subtenant's request and may attach reasonable conditions to its consent (including, but not limited to, removal of the alteration, addition or improvement and restoration to its original state at termination or expiration of the Sublease). If a lien is placed against the Sublandlord's Premises or the Building by reason of action by Subtenant, Subtenant shall post a proper bond in or deposit with a title company or other escrow agent, an amount sufficient to cover all amounts due under said lien within twenty (20) days.
At the termination or expiration of this Sublease, unless Subtenant is to remove structural alterations, additions or improvements erected by Subtenant and restore the Subleased Premises to their original condition as a prior condition to Sublandlord's consent above, such alterations, additions and improvements shall be delivered to Sublandlord with the Subleased Premises.
All furniture and moveable trade fixtures installed by Subtenant may be removed by Subtenant at the termination of this Sublease if Subtenant so elects, and shall be removed if Sublandlord or Prime Landlord so elects. All such removals and restoration shall be accomplished in a good workerlike manner so as not to damage the Building.

     9. ASSIGNMENT AND SUBLETTING. Subtenant may not assign this Sublease, nor allow same to be assigned by operation of law or otherwise, nor sublet the Subleased Premises or any part thereof without the prior written consent of Sublandlord which consent shall not be unreasonably withheld, and without the prior written consent of Prime Landlord. Sublandlord will not unreasonably withhold, delay or condition its consent to such subletting provided that Subtenant has given Sublandlord not less than twenty (20) days' notice of such subletting, during which time Sublandlord may elect, by notice to Subtenant to cancel this Sublease with respect to the space proposed to be sublet, and in such event, the Rent shall thereafter be adjusted based on the portion of the Subleased Premises then remaining.

     10. MAINTENANCE. Subtenant, at its sole expense, shall maintain the Subleased Premises in a clean and healthful condition, and subject to Paragraph 6 comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, condition, or occupancy of the Subleased Premises. Sublandlord shall maintain those portions of Sublandlord's Premises outside the Subleased Premises in a clean and healthful condition and subject to Paragraph 6 comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, and other agencies or bodies have jurisdiction thereof) with reference to use, condition, or occupancy of said portions of the Sublandlord's Premises and the Building in accordance with the Prime Lease.

     11. INDEMNITY. Neither party shall be liable for, and the other party will indemnify and save harmless said party from, any and all fines, suits, claims, costs, expenses, demands, and actions of any kind (including reasonable attorney's fees) by reason of any negligence, misconduct, or any breach, violation, or non-performance of any covenant hereof on the part of the other party or its agents, employees, and/or invitees. Neither party shall be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or other matter beyond such party's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except such party's negligent act or omission, or willful misconduct or intentional breach of this Sublease. This Paragraph shall not preclude one party from seeking reimbursement from the other for work or monies expended which is the responsibility of the other party. This Paragraph shall survive termination or expiration of this Sublease.

     12. RULES AND REGULATIONS. Subtenant and Subtenant's agents, employees, and invitees, shall comply fully with all requirements of the Rules and Regulations ("Rules and Regulations") of the Building, if any. Subtenant acknowledges that if pursuant to the Prime Lease, Prime Landlord may change such Rules and Regulations or amend them from time to time, then upon receipt thereof, Sublandlord shall deliver copies of all changes, and amendments thereto, to Subtenant, and Subtenant shall comply therewith.

     13. INSPECTION. Sublandlord and Prime Landlord, or their officers, agents, and representatives, may enter into and upon any and all parts of the Subleased Premises upon one (1) day's notice at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Sublandlord shall reasonably deem necessary or as Prime Landlord may be entitled to under the Prime Lease, except that in cases of emergency the right to enter shall not be subject to any notice or time restrictions.

     14. CONDUCT OF BUSINESS. Subtenant shall conduct its business, and control its agents, employees, contractors, customers and invited guests in such a manner as not to unreasonably interfere with, annoy or disturb other tenants or Sublandlord or Prime Landlord in the management of the Building. Sublandlord will conduct its business, and control its agents, employees, contractors, customers and invited guests in such a manner as not to unreasonably interfere with, annoy or disturb Subtenant's normal business activities.

     15. CONDEMNATION. If the Subleased Premises shall be taken or condemned in whole or substantial part for public purposes, this Sublease shall terminate.

     In the event of a partial condemnation, either Sublandlord or Subtenant may elect, in its sole discretion, by notice to the other to terminate this Sublease provided that if this Sublease shall not terminate, there shall be an abatement of the Rent, on a square footage basis, to the extent and degree that the Subleased Premises may no longer be utilized by Subtenant as a result of the condemnation.

     If any part of the Subleased Premises shall be so taken and this Sublease shall not be terminated under the provisions of this Paragraph, then Sublandlord shall use reasonable efforts to cause Prime Landlord to perform restoration, at Prime Landlord's own cost and expense, of the remaining portion of the Subleased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Sublandlord shall have no responsibility to perform such restoration or liability in connection thereto but, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall have no obligation to pay Rent at any time the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such condemnation.

     16. FIRE & OTHER CASUALTY. If the Building should be totally or partially destroyed by fire, tornado or other casualty, either Sublandlord or Subtenant may, in its sole discretion, terminate this Sublease by notice to the other, given within ninety (90) days of such casualty or, if Prime Landlord terminates the Prime Lease pursuant thereto, this Sublease shall terminate. If this Sublease is not so terminated, Subtenant acknowledges that Prime Landlord is required under the Prime Lease to rebuild and repair Sublandlord's Premises. Sublandlord shall have no responsibility for such rebuilding and repair but, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall have no obligation to pay Rent at any time the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such casualty.

     Sublandlord and Subtenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty and to the extent that such insurance is in force and collectible and to the extent permitted by law. Sublandlord and Subtenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate such insurance. If such coverage is available for a reasonable additional premium each party shall pay such additional premium under its policy. Subtenant acknowledges that Sublandlord will not carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment improvements or appurtenances removable by Subtenant and agrees that Sublandlord will not be obligated to repair any damage or replace the same. Throughout the term of this Sublease, Sublandlord shall carry insurance on the leasehold improvements within the Subleased Premises to the extent of the coverage as of the date of this Sublease.

     Subtenant shall carry and maintain (a) public liability insurance in the amount of at least $1,000,000 and (b) property damage insurance in the amount of at least $500,000.

     17. HOLDING OVER. Should Subtenant, or any of its successors in interest, hold over the Subleased Premises, or any part thereof, after the expiration of the term of this Sublease or after the termination of this Sublease by Sublandlord as a result of a default by Subtenant, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy at will only, at 150% of the Base Rent paid for the last month of the term of this Sublease for that portion of the Subleased Premises held over. If the holding over continues for more than 180 days after notice given by Sublandlord to Subtenant to vacate such space held over, the Base Rent shall be two (2) times the above described Base Rent paid for that portion of the Subleased Premises held over. The inclusion of the preceding sentence shall not be construed as Sublandlord's consent for Subtenant to hold over, nor require any notice from Sublandlord to terminate Subtenant's tenancy, except as specifically provided for herein, it being agreed that unless otherwise specifically agreed, Sublandlord shall be entitled to immediate possession of the Subleased Premises upon any termination of this Sublease. Furthermore, in the event that such holding over shall result in additional obligations or liability on the part of Sublandlord to Prime Landlord, then Subtenant shall be responsible for such additional obligations or liability and shall promptly satisfy such obligations or liability on behalf of Sublandlord.

     18. TAXES ON SUBTENANT'S PROPERTY. Subtenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures of Subtenant situated in the Subleased Premises. If any such taxes for which Subtenant is liable are levied or assessed against Sublandlord or Prime Landlord or Sublandlord's or Prime Landlord's property and if Sublandlord or Prime Landlord elects to pay the same or if the assessed value of Sublandlord's or Prime Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Subtenant in the Subleased Premises, and Sublandlord or Prime Landlord elects to pay the taxes based an such increase, Subtenant shall pay to Sublandlord or Prime Landlord, as applicable, within fifteen (15) days after written notice that part of such taxes for which Subtenant is primarily liable hereunder.

     19. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall be deemed events of default by Subtenant under this Sublease.

     (a) Subtenant shall fail to pay any installment of the Base Rent or additional rent hereby reserved or late charge and such failure shall continue for ten (10) days after notice by Sublandlord of its non-receipt of such Rent.

     (b) Subtenant shall fail to comply with any material term, provision, or covenant of this Sublease, other than the payment of the Rent, and shall not have cured such failure within twenty (20) days or such further period if it is of such a nature that it cannot be reasonably cured within such twenty (20) day period after written notice thereof to Subtenant.

     (c) Subtenant shall make a statutory and/or common law assignment for the benefit of creditors.

     (d) Subtenant shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar liquidation, reorganization, insolvency, dissolution or arrangement law or statute of the United States or any State thereof; or Subtenant shall be adjudged bankrupt or insolvent in proceedings filed against Subtenant thereunder and such adjudication shall not be vacated, set aside or dismissed within sixty (60) days or stayed within five
(5) working days.

     (e) A receiver, Trustee, custodian or similar official shall be appointed for all or substantially all of the assets of Subtenant and such receivership shall not be terminated or stayed within the time permitted by law.

     (f) Subtenant shall have commenced a judicial and/or non-judicial corporate dissolution proceeding.

     20. REMEDIES. On the occurrence of any event of default specified in Paragraph 19 hereof, which is not cured within five (5) business days of Subtenant's receipt of subsequent notice from Sublandlord that the respective cure periods in Paragraph 19 have expired, without Subtenant's curing, or if applicable, commencing diligent efforts to cure the same, Sublandlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Terminate this Sublease in which event Subtenant shall immediately surrender the Subleased Premises to Sublandlord, and if Subtenant fails to do so, Sublandlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Subtenant and any other person who may be occupying the Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages thereof; and Subtenant agrees to pay to Sublandlord on demand the amount of all loss and damage which Sublandlord may suffer by reason of such termination, whether through inability to relet the Subleased Premises on satisfactory terms or otherwise, said loss and damage to include all damages to which Sublandlord is entitled at law arising from Subtenant's breach and the termination of this Sublease.

     (b) Enter upon the Subleased Premises by reasonable force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any reasonable expenses which Sublandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to the Subtenant from such action.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Sublandlord hereunder or of any damages occurring to Sublandlord by reason of the violation of any of the terms, provisions and covenants herein contained. Sublandlord's acceptance of rent following an event of default hereunder shall not be construed as Sublandlord's waiver of such event of default. No waiver by Sublandlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Sublandlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. None of the foregoing shall diminish or eliminate Sublandlord's obligation to mitigate damages to the extent such obligation exists under the laws of the state in which the Subleased Premises are located.

     21. SURRENDER OF PREMISES. No act or thing done by Sublandlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Subleased Premises, and no agreement to accept a surrender of the Subleased Premises shall be valid unless the same be made in writing and subscribed by Sublandlord.

     22. ATTORNEY'S FEES. If it should be necessary or proper for either Sublandlord or Subtenant to bring any action under this Sublease to recover any amount payable hereunder, or for the enforcement of any of Sublandlord's or Subtenant's rights hereunder, the party prevailing completely on all issues shall have the right to recover in any such case a reasonable attorney's fee.

     23. RECEIPTS FROM ASSIGNEE OR SUBTENANT. The receipt by Sublandlord or Prime Landlord of rent from any assignee, subtenant or occupant of the Subleased Premises shall not be deemed a waiver of the covenant in this Sublease contained against assignment and subletting or an acceptance of the assignee, subtenant or occupant as tenant or a release of Subtenant from the further observance or performance by Subtenant of the covenants in this Sublease contained, on the part of Subtenant to be observed and performed. No provision of this Sublease shall be deemed to have been waived by the parties unless such waiver be in writing signed by said party.

     24. QUIET ENJOYMENT; SUBLANDLORD'S REPRESENTATIONS. Subtenant, upon the payment of the rentals and performance of the covenants on Subtenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Subleased Premises during the term hereof and any extensions thereof, free from interference or disturbance from Sublandlord, but subject to the terms and conditions of this Sublease and the Prime Lease. Notwithstanding anything to the contrary, Sublandlord shall not be liable for any interference or disturbance from other tenants or third persons, nor shall Subtenant be released from any of the obligations of this Sublease because of such interference or disturbance, unless such results from a third party claiming through Sublandlord or Sublandlord fails to enforce diligently its rights to cause such interference or disturbance to cease; provided that, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall not be obligated to pay Rent at any time the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of any such disturbance of Subtenant's possession of the Subleased Premises.

     If Sublandlord shall fail to comply with any material term, provision, or covenant of this Sublease, Subtenant may give notice to Sublandlord to correct such default. Sublandlord shall have the right to correct or remedy such default before Subtenant may take any action under this Sublease by reason of such default. If such default shall continue for forty-five (45) days after such written notice, or such further period as may be reasonably required to cure such default if it is of such a nature that it cannot reasonably be cured within such forty-five (45) day period, the Rent shall be abated on a square footage basis during the period the Subleased Premises or a part thereof is unfit for occupancy.

     Sublandlord represents and warrants to Subtenant that:

     (a) Sublandlord has heretofore provided Subtenant with a copy of the Prime Lease and all amendments and modifications thereof;

     (b) there has been no assignment of Sublandlord's interest therein or sublease of the Subleased Premises, other than pursuant to this Sublease;

     (c) Sublandlord is fully authorized to enter into this Sublease and no consent from any third party (except Prime Landlord) is required to authorize Sublandlord to enter into this Sublease; and

     (d) to the best knowledge of Michael Manchisi, Vice President - Global Operations Administration of Sublandlord, (i) there is no current major dispute or litigation between Sublandlord and Landlord with respect to the Prime Lease,
(ii) no material default of the Landlord or Sublandlord currently exists under the Prime Lease, and (iii) Sublandlord has received no any written notice of any material problem regarding the compliance of the Subleased Premises with local and federal codes, statutes and laws, including without limitation the Americans with Disabilities Act and environmental laws.

     Sublandlord shall hold Subtenant harmless from and against any costs, damage or liability to Subtenant arising out of Sublandlord's default or failure to comply with the

Prime Lease or any provision of law compliance with which is required by the Prime Lease.

     25. OTHER AGREEMENTS. Subtenant agrees that it accepts this Sublease subject to and subordinate to any mortgage or deed of trust now or any time constituting a lien or charge upon the Subleased Premises, the Sublandlord's Premises and the Building.

     26. NOTICES. Each provision of this Sublease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Subtenant to Sublandlord, shall be deemed to be complied with when and if the following steps are taken:

     (a) All Rent and other payments required to be made by Subtenant to Sublandlord hereunder shall be payable to Sublandlord at the address hereinbelow set forth, or at such other address as Sublandlord may specify from time to time by written notice delivered in accordance herewith;

     (b) Except as otherwise expressly provided herein, any notice or document required to be delivered hereunder shall be deemed to be delivered when actually hand-delivered or delivered by air express or surface courier, which courier shall obtain a receipt from the addressee, or when actually received (unless deliberately refused) after deposit in the United States mail, postage prepaid, certified mail (with return receipt requested), addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

      Sublandlord:

      NDC International Ltd. of Mansell Court
      69 Mansell Street
      London, England  E1 8AN
      Attention:

      Subtenant:

      Global Payment Systems LLC of Mansell Court
      69 Mansell Street
      London, England  E1 8AN
      Attention:
      Fax No.:

     A copy of any notice given to Sublandlord or Subtenant shall be sent by telefax at the time of dispatch of such notice.

     27. NO BROKERS. Each party hereby represents and warrants to each other that no real estate or leasing broker or agent has been employed, retained or involved in this transaction, and each party hereby agrees to indemnify and hold the other harmless from and against any liabilities and claims for commissions and fees due or claimed to be due by any party claiming to have dealt with the indemnifying party in connection with this Sublease.

     28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by, or any obligation is required of, Sublandlord or Subtenant, other than the payment of money owed hereunder (unless payment is not due as a result of any force majeure), neither Sublandlord nor Subtenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays in performance due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of said party. This Paragraph shall apply only to the extent the party has taken reasonable steps to avoid the force majeure and, once it occurs, diligently seeks to overcome it. Any force majeure occurrence will not extend the term of this Sublease.

     29. SEPARABILITY. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws effective during the term of this Sublease, the remainder of this Sublease shall not be affected thereby, and in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there shall be deemed added as a part of this Sublease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

     30. AMENDMENTS; BINDING EFFECT. This Sublease may not be altered, changed, or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Sublease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Sublease shall not be binding upon either party until it is signed and delivered by such party.

     31. GENDER. Words of any gender used in this Sublease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the contest otherwise requires.

     32. CAPTIONS. The captions contained in this Sublease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Sublease.

     33. MEMORANDUM. Subtenant agrees that it shall not record any memorandum or instrument with respect to this Sublease without the prior written consent of Sublandlord and Prime Landlord.

     34. GOVERNING LAW. This Sublease shall be construed in accordance with the law of the state in which the Subleased Premises are situate.

     35. PARKING. To the extent Sublandlord has rights to parking under the Prime Lease or by other agreement with the Prime Landlord, Subtenant shall, without additional cost, be entitled to a portion of such parking privileges based on its share of the Sublandlord's Premises.

     36. LICENSED AREAS. Also shown on Exhibit A(1) are certain portions of the Building (the "Licensed Areas") of which Sublandlord is tenant under the Prime Lease, which Sublandlord hereby licenses to Subtenant to use, on a non-exclusive basis, to provide ingress and egress to the Subleased Premises, access to fire exits and emergency facilities and for bathrooms and access thereto. Subtenant's use of the Licensed Areas shall be limited to those uses ancillary to its occupancy of the Subleased Premises and for no other purpose and shall be exercised in a manner which shall (a) not unreasonably interfere with Sublandlord's use of such areas, (b) be in compliance with all laws, orders and regulations of federal, state, county and municipal authorities and with any directions of any public officer or officers pursuant to law, (c) be in compliance with Prime Landlord's Rules and Regulations and (d) be in compliance with such other reasonable rules and regulations as Sublandlord shall prescribe from time to time and give notice of to Subtenant. The license for the Licensed Areas shall be and extend through the term of this Sublease as the same may be shortened or terminated pursuant hereto. Subtenant's obligations to insure and indemnify Sublandlord with respect to the Subleased Premises shall also extend to the Licensed Areas. A violation by Subtenant of any provision of this License shall constitute a violation of this Sublease.

     37. SUBTENANT'S SHARE. Whenever a calculation shall be required or permitted of subtenant's share (referred to in this Sublease as "Subtenant's Share") of Sublandlord's Premises or Sublandlord's costs, such calculation shall be made by using as the numerator the area of the Subleased Premises and as the denominator the area of the Sublandlord's Premises diminished by the area of the Licensed Areas.

     IN WITNESS WHEREOF, the parties have executed this Sublease on the dates set forth below and this Sublease shall be effective as of the latter of such dates.

                                 SUBLANDLORD:

                                 NDC INTERNATIONAL LTD.


                                 By:
                                     -------------------------------------
                                      Title:
                                            ------------------------------

                                 By:
                                     -------------------------------------
                                      Title:
                                             -----------------------------
                                       [Affix Corporate Seal]

                                 SUBTENANT:

                                 GLOBAL PAYMENT SYSTEMS LLC, a Georgia limited liability company


                                 By:
                                      -----------------------------------------
                                      Name:  E. Michael Ingram
                                      Title:  Secretary

                                          [Affix Corporate Seal]

                                                                      EXHIBIT M




                                      NDCI
                               SERVICE AGREEMENT

     THIS NDCI SERVICE AGREEMENT ("Agreement") dated as of March 31, 1996 is between GLOBAL PAYMENT SYSTEMS LLC, a Georgia limited liability company, (the "Company") and NDC International, Ltd., a Georgia corporation ("NDCI").

     WHEREAS, NDCI, National Data Corporation, a Delaware corporation, National Data Payment Systems, Inc., a New York corporation, National Data Corporation of Canada, Ltd., a Canadian corporation, GPS Holding Limited Partnership, a Georgia limited partnership, MasterCard International Incorporated, a Delaware corporation, and the Company have entered into an Asset Purchase and Contribution Agreement dated as of February 22, 1996, as amended (the "Purchase Agreement"). Each capitalized term used herein but not defined herein shall have the meaning given it in the Purchase Agreement.

     WHEREAS, the Purchase Agreement provides that the Company and NDCI shall enter into this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Company and NDCI agree as follows:

                            TERMS AND CONDITIONS

      1. NEWCO SERVICES: According to the terms of this Agreement, the Company will furnish NDCI and its Affiliates with the data processing services described in Exhibit A, Service Description, attached hereto and incorporated herein by reference. Additional requested Services, if available, will be furnished to NDCI under the general terms and conditions of this Agreement and in accordance with pricing as set forth in Paragraph 2, below. Any such additional Services will be as described in additional Exhibits A to this Agreement, each of which shall be signed by both parties hereto. Any Exhibit A may contain terms different than those contained in this Agreement, and in such event the terms of each such Exhibit A shall control with respect to the Services described in such Exhibit A.

      2. CHARGES: Charges for the Services shall be equal to the Company's actual cost (including a reasonable allocation of the administrative overhead of the Company relating to the provision of such services) for providing the Services. In addition, NDCI will be charged an amount equal to any taxes, however designated, levied or based on any of the above referred to charges or Services, including State and local taxes paid or payable by the Company, excluding any federal, State or local taxes based on the Company's net income.

      The Company will bill NDCI monthly for all charges incurred by NDCI, including any authorized charges incurred by the Company on NDCI's behalf for NDCI's use of the Services as provided for in this Agreement. NDCI agrees to pay the Company upon receipt of each monthly invoice, and agrees further to pay a one percent (1%) per month service charge on all invoices that are not paid within thirty (30) days following such receipt. All payments shall be made in United States Dollars. In the event that any invoice is not timely paid as provided herein, the Company may, in addition to any other right or remedy which it may have under this Agreement or at law, terminate this Agreement and NDCI's use of the Services if NDCI does not effect payment in full within ten (10) days of the Company's written demand therefor. NDCI agrees to reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by the Company in enforcing collection of any moneys due it under this Agreement.

      3.     TERM AND TERMINATION:

      a. This Agreement shall remain in full force and effect for an initial term of five (5) years, beginning upon the effective date set forth above, and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless either party gives the other party written notice of termination at least thirty (30) days prior to the expiration of the initial term or any extensions or renewals thereof. Termination of this Agreement shall not terminate NDCI's obligation to pay the Company for all services performed under the Agreement prior to discontinuance of performance by the Company due to termination.

      b. Except as provided in Paragraph 2 above, in the event that either party hereto fails in the performance of its obligations hereunder or breaches the terms or conditions hereof, the other party may, at its option, give written notice to the party which has failed to perform or has breached this Agreement of its intention to terminate this Agreement unless such breach or failure in performance is remedied within thirty (30) days of such notice. Failure to remedy such a breach shall make this Agreement terminable, at the option of the aggrieved party, at the end of such thirty (30) day period unless notification is withdrawn.

      4. CHANGE OF CHARGES: The Company shall have the right to increase the fees and charges paid by NDCI to offset any increase in rates charged by any third party service providers utilized by the Company in the provision of Services hereunder. Any such increase shall become effective on the same day as the increase in rates charged by the communications common carrier becomes effective.

      The Company shall also have the right to increase such fees and charges to offset any increase to the Company in the costs of providing the Services hereunder. Any such increase shall become effective as of the date on which the Company notifies NDCI of such increase.

      5. USE OF THE SERVICES: NDCI agrees to utilize the Services in accordance with this Agreement, its exhibits, and the Company's reasonable Service instructions and specifications and to provide the Company with the necessary data in the proper format to enable the Company to properly furnish the Services.

      6.     LIMITATION OF LIABILITY:

      a. The Company shall not be liable for failure to provide the Services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, unusually severe weather, electrical power failures, or other similar causes beyond the Company's control and the Company shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly from such causes. If the Company's failure to provide the Services is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both the Company and the subcontractor, the Company shall not be liable unless the supplies or Services to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit the Company to fulfill its obligations hereunder.

      b. The Company agrees to use its best efforts at all times to provide prompt and efficient services; however, the Company makes no warranties or representations regarding the Services except as specifically stated in this Paragraph 6.b. The Company shall use due care in processing all work submitted to it by NDCI and agrees that it will, at its expense, correct any errors which are due solely to malfunction of the Company's computers, operating systems or programs, or errors by the Company's employees or agents. Correction shall be limited to rerunning of the job or jobs and/or recreating of data or program files. The Company shall not be responsible in any manner for errors or failures of or errors in proprietary systems and programs other than those of the Company, nor shall the Company be liable for errors or failures of NDCI's software or operational systems, including any software licensed to the Company by NDCI. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND SUBSCRIBER HEREBY WAIVES ALL OTHER

           WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions with respect to the information being transmitted, the Company's liability shall be limited to using its best efforts to correct such failure in performance or errors or omissions. In no event, except as specifically set forth herein, shall the Company be liable to NDCI or any third parties (including NDCI's customers) for any claim, loss or damage, ordinary, special or consequential, or otherwise, even if the Company has been advised of the possibility of such damage.

           Due to the nature of the services being performed by the Company, it is agreed that in no event will the Company be liable for any claim, loss, liability, correction, cost, damage or expense caused by the Company's performance or failure to perform hereunder which is not reported by NDCI within one hundred twenty (120) days of such failure to perform.

      c. NDCI shall indemnify and hold harmless the Company from and against any and all loss, damage, or expense or claims of damage or liability, ("Claims") asserted against the Company by third parties arising out of the performance of Services under this Agreement or from information provided to the Company by NDCI or NDCI's customers, or arising out of the use of such information when furnished by the Company to NDCI's customers or to other third persons at NDCI's request, or to officers, employees and agents of NDCI; provided, however, that such indemnity obligation does not apply in cases where such Claims arise primarily from the gross negligence or intentional misconduct of the Company.

      d. Liability of the Company in any and all categories and for any and all causes arising out of this Agreement shall, in the aggregate, not exceed six (6) month's average billing to NDCI taken over the twelve (12) months preceding the month in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

      7.      PROPRIETARY INFORMATION:

      a. All proprietary information disclosed by either party to the other in connection with this Agreement shall be identified as such in writing if not already identified as such herein, and shall be protected by the recipient party from disclosure to others. All software, data, or other intellectual property provided by the Company under this Agreement is hereby identified as proprietary to the Company and may not be copied or used in any way other than as specifically authorized in this Agreement. Any software or data furnished by NDCI to the Company in connection with this Agreement is identified as proprietary to NDCI, but may be used as required by the terms of this Agreement and retained by the Company until performance under this Agreement is completed or until this Agreement is terminated, whichever occurs first, at which time such information and all copies thereof shall be returned to NDCI upon request.

      b. The Company and NDCI acknowledge that all proprietary information disclosed by either party to the other party for the purpose of work, or which comes to the attention of one of the parties, its employees, officers, and agents during the course of such work, constitutes a valuable asset. Therefore, the Company and NDCI agree to hold such information in confidence and shall not, except in the performance of the duties under this Agreement or with the express prior written consent of the other party, disclose or permit access to any such information to any person, firm or corporation other than persons, firms or corporations authorized by that party, and the Company and NDCI shall cause their officers, employees, agents, and representatives to take such action as shall be necessary or advisable to preserve and protect the confidentiality of such information.

      c. The Company's and NDCI's obligations and agreements under this Paragraph shall not apply to any information supplied that:

           (1)       was known to either party prior to the
                  disclosure by the other, or

           (2) is or becomes generally available to the public other than by breach of this Agreement, or

           (3) otherwise becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to either party.

      8.      MISCELLANEOUS:

      a. This Agreement shall be construed in all respects under the laws of the State of Georgia without reference to conflicts of laws provisions.

      b. This Agreement contains the full understanding of the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by officers of both parties. In the event NDCI issues a purchase order or memorandum or other instrument covering the Services herein offered and provided, it is hereby specifically agreed and understood that such purchase order or memorandum or instrument is for NDCI's internal purposes only and any and all terms and conditions contained therein, whether printed or written, shall be of no force or effect.

      c. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

      d. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by telegraph or First Class United States Mail, postage prepaid and addressed to the appropriate party at the address set forth on the signature page hereof.

           The parties hereto may change the name and address of the person to whom all notices or other documents required under this Agreement must be sent at any time by giving written notice to the other party.

      e. Neither party to this Agreement may assign its rights or obligations under this Agreement without the express written consent of the other party, except that the obligations of the Company under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of the Company so long as the Company assumes full responsibility for such obligations.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date first set forth above.


GLOBAL PAYMENT SYSTEMS LLC  NDC INTERNATIONAL, LTD.
By:  GPS Holding Limited
  Partnership, a            ---------------------------------
  Member                    E. Michael Ingram
                            Secretary
By:  National Data
Corporation, its
General Partner
                            Date:
- ------------------------         ----------------------------
E. Michael Ingram           Address:
Senior Vice President       National Data Plaza
                            Atlanta, Georgia 30329
Date:
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Address:                         ----------------------------
National Data Plaza
Atlanta, Georgia 30329

Attn:
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                                   EXHIBIT A
                                       TO
                               SERVICE AGREEMENT

                                   OPERATIONS


TERM:         Five years, with year-to year renewals.

TERMINATION:  By NDCI, in part or in full, at any time upon not less than 90 days prior written notice.

DESCRIPTION: